As filed with the Securities and Exchange Commission on December 22, 2006.

=============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    WIZZARD SOFTWARE CORPORATION
                    ----------------------------
          (Name of small business issuer in its charter)

      Colorado                         7372                   87-0609860
      --------                         ----                   ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                       5001 Baum Boulevard, Suite 770
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
       (Address and telephone number of principal executive offices)

                       5001 Baum Boulevard, Suite 770
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                  (Address of principal place of business
                  or intended principal place of business)

                          Christopher J. Spencer
                       5001 Baum Boulevard, Suite 770
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411
                               --------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

=============================================================================

                        CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share       Price          Fee
=============================================================================

Common Stock (1)        1,781,250     $2.00       $3,562,500     $451.37
Common Stock (2)          593,750     $2.50       $1,484,375     $188.07
Common Stock (3)        1,187,500     $2.00       $2,375,000     $300.91
Common Stock               60,000     $3.11 (4)   $  186,600     $ 19.97
TOTALS                  3,622,500                 $7,608,475     $960.32

=============================================================================

(1) Represents 150% of the shares issuable upon the conversion of Convertible Notes having an aggregate principal amount of $2,375,000, convertible into shares of our common stock at $2.00 per share.

(2) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $2.50 per share as outlined in our warrant table in the description of our securities.

(3) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $2.00 per share as outlined in our warrant table in the description of our securities.

(4) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) of the Securities and Exchange Commission, based on the average of the closing bid and closing asked prices of our common stock as reported on the OTC Bulletin Board on December 20, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 PROSPECTUS

                        WIZZARD SOFTWARE CORPORATION

       3,622,500 Shares of Common Stock Offered by Selling Stockholders

     This prospectus covers an aggregate of 3,622,500 shares of our common stock that the selling stockholders may sell.

     Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "WIZD." On December 20, 2006, the last sale price of our common stock as quoted on the OTC Bulletin Board was $3.10.

     These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is ____________, 2006.

                         TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . .14

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

Determination of Offering Price and Dilution. . . . . . . . . . . . . .15

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . 15

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 17

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .19

Directors, Executive Officers, Promoters and Control Persons . . . . . 19

Security Ownership of Certain Beneficial Owners and Management . . . . 22

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .23

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .27

Disclosure of Commission Position on Indemnification for Securities . .27 Act Liabilities

Certain Relationships and Transactions and Corporate Governance . . . .28

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  28

Management's Discussion and Analysis or Plan of Operation . . . . . . .37

Description of Property . . . . . . . . . . . . . . . . . . . . . . . .42

Certain Relationships and Related Transactions . . . . . . . . . . . . 42

Market for Common Equity and Related Stockholder Matters . . . . . . . 42

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 44

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 48

Changes in and Disagreements with Accountants on Accounting and . . . .103
Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . .103

                              PROSPECTUS SUMMARY

                         WIZZARD SOFTWARE CORPORATION
                         ----------------------------

                                 The Company
                                 -----------

     Founded in 1995, the business of Wizzard Software Corporation, a Colorado corporation ("Wizzard," "we," "our" or "us" or words of similar import), includes software and hardware products and services that focus on speech recognition and text-to-speech technology to allow computers, telephones and other devices to understand spoken commands or continuous dictation and respond to users through human sounding synthetic speech. Wizzard provides software programming tools and services which allow companies to incorporate speech technology into their products and services. We offer speech technology software programming tools and speech engines from AT&T and IBM for which we receive a royalty for each licensed copy of these engines distributed with our customer's products and services. Through our acquisition of MedivoxRx Technologies, Wizzard offers a Talking Prescription Pill Bottle to assist the elderly, visually impaired and other individuals in the taking of their prescription medication. Additionally, in September of 2005, Wizzard finalized its acquisition of Interim Healthcare of Wyoming with plans to increase internal productivity and provide better home healthcare services through the use of speech technologies. In July 2006, we also entered the business of providing podcast hosting services through our acquisition of the assets of Switchpod.com and Blastpodcast.com, in which we turn the audio and video used in podcasting to text, as well as turning text found on websites such as blogs into audio, to be podcasted to listeners.

     Our products and services include:

     Speech Products - Rex The Talking Prescription Bottle "talks" to the patient, allowing him or her to distinguish what type of medication is in the bottle along with information on dosage and refill instructions. Initially, Rex was manually recorded by a pharmacist using a built-in microphone. Now, with Wizzard's text-to-speech technology and programming expertise, Rex is automatically loaded with verbal instructions directly from the label data, saving pharmacists valuable time and significantly lowering the chance for error. Wizzard also offers a "starter kit" for caretakers to provide in-home talking prescription bottles.

     Speech Tools - Wizzard's proprietary VoiceTools are programming tools for software developers to incorporate the speech technology of their choice into their products and services in a fast, efficient and inexpensive manner. VoiceTools have been distributed over 100,000 times since their creation in 2000. In addition to our own marketing efforts, IBM promotes our VoiceTools on their website through a linking agreement with Wizzard. Wizzard also markets IBM and AT&T developer tools through agreements with those companies and receives a portion of the licensing fees collected.

     Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM. Wizzard receives payments for each copy/license distributed by its customers and in turn, pays a percentage of that payment to IBM or AT&T.

     Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools and other programming-oriented product lines and assist in putting the speech engines Wizzard distributes for IBM and AT&T incorporated into customers' products, resulting in royalty payments for each copy/license distributed by the customer.

     Home Healthcare Services - Interim HealthCare of Wyoming is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the state of Wyoming. Wizzard plans to increase worker productivity and provide better home health services through the use of speech technologies such as medical transcription/dictation and Rex - The Talking Prescription Bottle. Currently, the healthcare industry is the largest consumer of speech technologies in the U.S.

     Podcasting Hosting - We entered this industry in July , 2006, through the acquisition of the assets of Switchpod.com and two months later, through the acquisition of Blastpodcast, Inc. We currently distribute over 2.1 million podcast downloads a month and are working to incorporate our speech technology into the hosting system so that the audio and video used in podcasting can be turned into text for various uses and text found on the internet at blogs and online newspaper sites can be turned into audio for podcasting distribution.

     Our principal executive offices consist of approximately 3,100 square feet of office space located at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213. Our telephone number is (412) 621-0902. We also maintain an office in Casper, Wyoming for our Home Health Services. We have sales representatives located in New York, Chicago, Florida, New Jersey and Cleveland.

                                 The Offering
                                 ------------

Securities offered by us . . . .None.

Securities that may be sold
by our stockholders . . . . . . 3,622,500 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholders when they sell shares of our common stock; however, we may receive up to $3,859,375 from the exercise of outstanding warrants to acquire shares underlying warrants that are being registered. As of the date of this prospectus, none of these warrants has been exercised.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .Interwest Transfer Company, 1981 East Murray-
                                Holladay Road, Salt Lake City, Utah 84117,
                                Telephone No. 801-272-9294, serves as the transfer agent and registrar for our outstanding securities.

                                3
     We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholders will only be responsible for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

                             RISK FACTORS
                             ------------

     You should carefully read our entire prospectus and consolidated financial statements and related notes.

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

                  We Face Risks Related to Our Business
                  -------------------------------------

     We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.
-----------------------------------

     During 2005, Wizzard incurred a net loss of $5,966,862, versus a net loss of $5,523,485 in 2004. On a per-share basis, these losses equated to $0.20 and $0.20, respectively. Because we need to establish our brand and services, we expect to incur increasing sales and marketing, product development and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot assure you that we will ever be able to operate profitably.

     Our auditor's "going concern" opinion highlights the risk that we may not be able to continue in business.
------------------------------------

     The Independent Auditor's Report for our audited financial statements for the years ended December 31, 2005, and 2004, expresses "substantial doubt about [our] ability to continue as a going concern," due to our lack of profitable operations and our significant losses since inception. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.
------------------------------------------

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

          *     the timing of sales of our products and services;

          * the timing of product implementation, particularly large design projects;

          *     unexpected delays in introducing new products and services;

          * increased expenses, whether related to sales and marketing, product development, or administration;

          * deferral of revenue recognition in accordance with applicable accounting principles, due to the time required to complete projects;

          *     the mix of product license and services revenue; and

          * costs related to possible acquisitions of technology or businesses.

     We face a higher risk of failure because the voice-recognition business is in its infancy.
------------------

      We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These potential difficulties include the following:

          * substantial delays and expenses related to testing and developing of our new products;

          * marketing and distribution problems with new and existing products and technologies;

          *     competition from larger and more established companies;

          *     delays in reaching our marketing goals;

          * difficulty in recruiting qualified employees for management and other positions;

          *     our lack of sufficient customers, revenues and cash flow; and

          *     our limited financial resources.

     We may continue to face these and other difficulties in the future. Some of these problems may be beyond our control. If we are unable to successfully address them, our business will suffer.

     If we can not show that our speech recognition technologies are commercially viable, our business may fail.
-------------------------------------------

     Wizzard, in assessing its future potential, places great importance on the successful development of its speech recognition programming tools, services, talking pill bottle and other speech recognition application technologies. These technologies are still in their early stages. They have only recently become marketable and have been made generally available only in their intended market. We have not yet demonstrated that our products can attract sufficient commercial interest or, if they do, that we can market them successfully. Competitors with far greater financial resources than we have may create and market competing products. If management's expectations for our products do not materialize for any reason, our overall expectations will be seriously compromised.

     Our management has determined that our internal controls over financial reporting contain material weaknesses, which raises the risk that our financial statements may contain errors.
--------------------------------------------

     In connection with the completion of its audit of, and the issuance of its report on, our consolidated financial statements for the year ended December 31, 2005, our independent accountants, Gregory & Associates, LLC identified deficiencies that existed in the design or operation of our internal control over financial reporting that it considered to be "material weaknesses." The Public Company Accounting Oversight Board had defined a material weakness as a "significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statement will not be prevented or detected."

     The material weaknesses identified relate to:

     * the lack of sufficient knowledge and experience among the internal accounting personnel regarding the application of US GAAP and SEC requirements;

     * insufficient written policies and procedures for accounting and financial reporting with respect to the current requirements and application of US GAAP and SEC disclosure requirements documentation of control procedures and;

     * segregation of duties.

     If we do not achieve the brand recognition necessary to succeed in the speech recognition technology markets, we will not be able to compete.
----------------------------------------------------------------------

     We must quickly build our Wizzard brand to gain market acceptance for speech recognition programming tools and our talking pill bottle and other speech recognition products and services. We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish our brand awareness. We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services. If we do not gain market acceptance for our speech recognition programming tools, our talking pill bottle and related speech recognition products and services, we will not be able to compete in our industry.

     Our expansion plans may not be cost-effective.
     ----------------------------------------------

     We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services. If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way.
We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services. Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets. We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs. Any expansion of our operations may require additional expenses. These efforts may strain our management, financial and operational resources.

     Our limited resources may make it harder for us to manage growth.
     -----------------------------------------------------------------

     We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services. We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing, and implement new systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. We may not be able to effectively manage this growth. Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources. Our planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we can not manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

     If we become unable to obtain component products from our vendors, our sales may not be able to keep up with demand.
---------------------------------------------

     We purchase major components of our products from outside suppliers. At any given time we may find ourselves unable to obtain those components, which could prevent us from meeting customer demand.

     If we can not compete successfully, we may have to go out of business.
     ----------------------------------------------------------------------

     The market for computer software, and specifically speech recognition technology products and services is highly competitive. Current competitors include Nuance, Loquendo and Fonix. In addition, competitors may be developing speech recognition products and services that we may not be aware of. Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources. They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

     We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion. Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

     We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could cause our business to fail.

     Our business would be seriously impaired if our rights in our technology were compromised in any way.
----------------------------

     Wizzard licenses the speech recognition engines upon which its products operate from AT&T and IBM. We rely on non- disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology. If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights. Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products. However, while we have sought patent protection for certain proprietary components of our speech recognition programming tools, our talking pill bottle and other speech recognition application technologies, we have no opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation. Our patent applications remain pending at this point. Our business plan and strategy are to commercialize various speech recognition application technologies. Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

     We depend on two primary suppliers for software integrated into our system, and the loss of any could prevent us from making our products.
----------------------------------------------------------------------

     IBM and AT&T supply the primary speech recognition engines that are used with our products. We cannot guarantee that we will be able to continue to license these speech recognition engines after the current licenses expire or that alternative speech recognition engines appropriate for use with our products will be available at that time. If we can not retain these or comparable licenses, we may be unable to produce our products.

     Any unintentional infringement on the proprietary rights of others could be expensive and could cut our revenues.
----------------------------------------

     Many software companies bring lawsuits alleging violation of intellectual property rights. In addition, a large number of patents have been awarded in the voice-recognition area. Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services. We may also be forced to enter into costly and burdensome royalty and licensing agreements.

     If we do not respond effectively to technological change, our products and services could become obsolete.
-----------------------------------

     The development of our products and services and other technology entails significant technical and business risks. To remain competitive, we must continue to improve our products' responsiveness, functionality and features.

High technology industries are characterized by:

          *     rapid technological change;

          *     changes in user and customer requirements and preferences;

          * frequent new product and services introductions embodying new technologies; and

          *     the emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing technology and systems obsolete. Our success will depend, in part, on our ability to:

          * license or acquire leading technologies useful in our business;

          * develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

          * respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

     Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

     If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position.
-----------------------------------------------------------------------

      Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive. Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

     We could incur significant expenses if our technologies and products contain defects.
----------------

      Voice-recognition products are not currently accurate in every instance, and may never be. We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

     Any changes in reimbursement levels under Medicare, Medicaid or insurance reimbursement programs and any changes in applicable government regulations could have a material adverse effect on Wizzard's net revenues.

     As managed care assumes an increasingly significant role in markets in which Wizzard operates, Wizzard's success will, in part, depend on retaining and obtaining managed care contracts. There can be no assurance that we will retain or continue to obtain such managed care contracts. In addition, reimbursement rates under managed care contracts are likely to continue experiencing downward pressure as a result of payors' efforts to contain or reduce the costs of health care by increasing case management review of services and negotiating reduced contract pricing. Therefore, even if we are successful in retaining and obtaining managed care contracts, unless we also decrease our cost for providing services and increases higher margin services, we will experience declining profit margins. See "Business."

     Wizzard is subject to extensive and frequently changing federal, state and local regulation. In addition, new laws and regulations are adopted periodically to regulate new and existing products and services in the health care industry. Changes in laws or regulations or new interpretations of existing laws or regulations can have a dramatic effect on operating methods, costs and reimbursement amounts provided by government and other third-party payors. Federal laws governing our activities include regulation related to Medicare reimbursement and certification and certain financial relationships with physicians and other health care providers. Although Wizzard intends to comply with all applicable fraud and abuse laws, there can be no assurance that administrative or judicial interpretation of existing laws or regulations or enactments of new laws or regulations will not have a material adverse effect on the its business. Wizzard is subject to state laws governing Medicaid, professional training, licensure, financial relationships with physicians and the dispensing and storage of pharmaceuticals. The facilities operated Wizzard must comply with all applicable laws, regulations and licensing standards. In addition, many of our employees must maintain licenses to provide some of the services that we offer. There can be no assurance that federal, state or local governments will not change existing standards or impose additional standards. Any failure to comply with existing or future standards could have a material adverse effect on our results of operations, financial condition or prospects.

     If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.
------------------------------------------

     We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our President and Treasurer, and Armen Geronian, our Chief Technology Officer. The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

     System and online security failures could harm our business and operating results.
--------

     The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

     The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications. Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

     Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.
----------------------------------------------

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

          *     user privacy;

          *     pricing;

          *     content;

          *     copyrights;

          *     distribution; and

          *     characteristics and quality of products and services.

     The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy. Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services could also harm our business.

     We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws. Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

     The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet access or to impose multiple or discriminatory taxes on electronic commerce. This legislation, known as the Internet Tax Nondiscrimintation Act, imposed a moratorium, which commenced November 1, 2003 and ends on November 1, 2007, on state and local taxes on electronic commerce, where such taxes are discriminatory, and Internet access, unless the taxes were generally imposed and actually enforced prior to October 1, 1998. Failure to renew this legislation beyond November, 2007, will allow various states to impose taxes on Internet-based commerce. The imposition of these taxes could seriously adversely affect Internet commerce and hinder our ability to become profitable.

     Our industry is experiencing consolidation that may intensify competition.
     -------------------------------------------------------------------------
-

     The Internet industry has recently experienced substantial consolidation. We expect this consolidation to continue. Acquisitions could harm us in a number of ways. For example:

          * a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

          * other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

   There Are Substantial Risks Related to Our Common Stock and Management's Percentage of Ownership of Our Common Stock
   --------------------------------------------

     Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
-----------------------------

     The public market for our common stock is limited and volatile. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile. In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price. The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

     In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is "penny stock," you may have greater difficulty selling your shares.
--------------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares. For more information about "penny stocks," see the heading "Penny Stock" under the caption "Description of Securities."

     The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy. This imbalance may place downward pressure on our stock price.

     Approximately 19,502,430 shares of our common stock are presently publicly traded. This number will be increased by the 1,312,500 shares underlying the warrants, and the 875,000 shares that are currently issuable upon conversion of our convertible notes, and 60,000 currently outstanding shares which may be offered by this prospectus. This potential increase in the number of shares that may be available for public trading from 19,502,430 shares to 21,749,930 shares may dramatically reduce the price of our common stock on the basis of supply and demand alone. In addition, a significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also place downward pressure on our stock price.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

          This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Wizzard's actual results may vary materially from those anticipated, estimated, projected or intended.

                             USE OF PROCEEDS
                             ---------------

     We will not receive any part of the proceeds from sale of our common stock. However, we will receive $3,859,375 if all of the warrants are exercised. As of the date of this prospectus, none of the warrants had been exercised. Our Class A Warrants, of which 593,750 are outstanding, are exercisable at a price of $2.50 per share. Our Class B Warrants, of which 1,187,500 are outstanding, are exercisable at a price of $2.00 per share. As of December 20, 2006, the closing bid price of our common stock was $3.11 per share. As of that date, our stock price was more than the exercise price of all of our Class A Warrants and Class B Warrants. For a detailed description of our outstanding warrants, see the Warrant Table under the caption "Description of Securities."

            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

     We will not receive any money from the selling stockholders when they sell their shares of common stock, although we will receive funds from any exercise of the warrants. The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation.

     Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on September 30, 2006, was $(232,030), or $(0.0068) per share, based upon 33,899,157 outstanding shares. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. These computations do not include the estimated expenses of this offering of approximately $20,000. The offer and sale by the selling stockholders of shares issuable upon conversion of our convertible notes, or of those shares underlying the Class A Warrants and/or the Class B Warrants, will not affect the net tangible book value of our common stock, excluding computations taking into account the issuance of the shares underlying the convertible notes and/or the warrants and any reduction in our outstanding debt in connection with the conversion of the convertible note and the payment for the exercise of the warrants.

     We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDERS
                        ------------------------

     On October 25, 2006, we closed a Subscription Agreement by which three institutional investors (collectively, the "Subscribers") purchased:

     * promissory notes having a total principal amount of $1,750,000, convertible into shares of our common stock at a price of $2.00 per share, and bearing an annual interest rate of five percent (the "Notes");

     * Fifty (50) Class A Warrants will be issued for each one hundred (100) shares which would be issued on the November 3, 2006, assuming the complete conversion of the Notes issued on the closing date at the conversion price in effect on the closing date at a exercise price of $2.50 per share, exercisable for three years; and

     * One Hundred (100) Class B Warrants will be issued for each one hundred
       (100) shares which would be issued on November 3, 2006, assuming the complete conversion of the Notes issued on November 3, 2006, at the conversion price in effect on November 3, 2006, at an exercise price of $2.00 per share, exercisable until 180 days after the effective date of the Registration Statement described below. Both Class A and Class B Warrants have a cashless feature.

     On or about December 6, 2006, we executed an Amendment to Transaction Documents Agreement that provided for the Subscribers to purchase additional convertible promissory notes having an aggregate principal amount of $625,000, and additional Class A Warrants and Class B Warrants, all on the same terms and conditions as the investment made on October 25, 2006.

     As of the closing date of these transactions, none of the promissory notes had been converted and none of the warrants had been exercised; a total of 34,185,085 shares of our common stock were outstanding at November 22, 2006.

     Not later than 30 days after the closing date of the Subscription Agreement, the Company is required to file a Registration Statement registering 150% of the shares issuable upon conversion of the promissory notes and the warrants. The Registration Statement must be declared effective not later than 120 days after the closing date. For every 30 day period that either of these deadlines has not been met, the Company is to pay to the subscribers liquidated damages equal to two percent of the purchase price of the promissory notes remaining unconverted and the purchase price of the shares issued upon conversion of the notes.

     On December 12, 2006, we executed an agreement by which we agreed to issue 60,000 shares of our common stock to Lane Ventures Inc. in consideration of services rendered, and we have agreed to register these shares on our Registration Statement.

     The following table shows the following information about the selling stockholders:

          * the number of shares of our common stock that each selling stockholder beneficially owned as of the business day immediately prior to the filing of our Registration Statement;

          *     the number of shares covered by this prospectus; and

          * the number of shares to be retained after this offering, if any.

     All figures in this table assume the issuance of all shares currently issuable upon conversion of the convertible notes and all shares issuable upon exercise of the warrants.

                          Common Stock (1)
                        ----------------

                    Number and                            Number and
                    Percentage of                         Percentage of
                    Outstanding Shares  Number of Shares  Outstanding Shares
Name of Selling     Owned Prior to      Registered in     Beneficially Owned
Stockholder (2)     the Offering        the Offering      after the Offering
-----------         ------------        ------------      ------------------

Alpha Capital (3)   1,708,132 -         1,375,000 (4)     333,132 - 0.1%(5)
Aktiengesellschaft  4.8% (4)(5)

Genesis Microcap      665,142 -           656,250 (4)       8,892 -<0.1%(5)
Inc. (6)            2.0% (4)(5)

Whalehaven Capital    987,466 -           937,500 (4)      49,966 - 0.1%(5)
Fund Ltd. (7)       2.8% (4)(5)


Lane Ventures Inc.    209,600 -           209,600               0 - 0.6%

     (1) We assume no purchase in this offering by the selling stockholders of any shares of our common stock. The figures contained herein do not include shares underlying warrants or convertible securities other than the securities being registered on the registration statement of which this prospectus is a part.

     (2) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any of these corporate selling stockholders.

     (3) Konrad Ackerman has investment power with respect to this entity.

     (4) Includes the following shares issuable upon conversion of the convertible promissory notes and the shares underlying warrants that are described in the warrant table in our description of our securities, and assumes that all convertible promissory notes are fully converted and that all warrants are exercised and all common stock owned or received on the conversion of the notes and the exercise of the warrants are sold:

     Alpha Capital Aktiengesellschaft - 550,000 shares issuable upon full conversion of note; 275,000 shares issuable upon exercise of all Class A Warrants; and 550,000 shares issuable upon exercise of all Class B Warrants;

     Genesis Microcap Inc. - 262,500 shares issuable upon full conversion of note; 131,250 shares issuable upon exercise of all Class A Warrants; and 262,500 shares issuable upon exercise of all Class B Warrants;

     Whalehaven Capital Fund Ltd. - 375,000 shares issuable upon full conversion of note; 187,500 shares issuable upon exercise of all Class A Warrants; and 375,000 shares issuable upon exercise of all Class B Warrants.

     The promissory notes are convertible at $2.00 per share; the Class A Warrants are exercisable at a price of $2.50 per share; and the Class B Warrants are exercisable at a price of $2.00 per share.

     (5) Under the Subscription Agreement and the warrants, no Subscriber may convert any portion of a promissory note or exercise any portion of a warrant if such conversion or exercise would result in its being the beneficial owner of more than 4.99% of Wizzard's outstanding shares of common stock.

     (6) Jacob Schacter has investment power with respect to this entity.

     (7) Michael Finkelstein has investment power with respect to this entity.

                          PLAN OF DISTRIBUTION
                          --------------------

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses and fees of registering our common stock. All of the selling stockholders will be responsible for any commissions, taxes, attorney's fees and other charges that each may incur in the offer or sale of these securities.

     The selling stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change.

They may sell some or all of their common stock through:

          * ordinary broker's transactions, which may include long or short sales;

          * purchases by brokers, dealers or underwriters as principal And resale by those purchasers for their own accounts under this prospectus;

          * market makers or into an existing market for our common stock;

          *     transactions in options, swaps or other derivatives; or

          * any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker/dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

     In their selling activities, the selling stockholders will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. The Exchange Act and these rules and regulations may limit the timing of purchases and sales of our common stock by the selling stockholders.

     The selling stockholders and any broker/dealers involved in the sale or resale of our common stock may qualify as underwriters within the meaning of
Section 2(11) of the Securities Act. In addition, the broker/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or selling stockholder qualifies as an underwriter, it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating broker/dealers to stabilize the price of our shares will also be restricted.

     If the selling stockholders sell our shares to or through brokers, dealers or agents, they may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their common stock under this prospectus, the selling stockholders may:

          * transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell their common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the Requirements of Rule 144.

     We have advised the selling stockholders that during the time they are engaged in the distribution of our common stock that they own, they must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. They must do all of the following under this Rule and Regulation:

          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on their behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *     not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

     To the extent that any selling stockholder may be an affiliated purchaser as defined in Regulation M, he, she or it has been further advised of the requirements of Rule 10b-1, and that he, she or it must coordinate his, her or its sales under this prospectus with us for the purposes of Regulation M.

     To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *     the name of any broker/dealers;

          *     the number of securities involved;

          *     the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

          *     other facts material to the transaction.

     There is no guarantee that any selling stockholder will sell any of our common stock.

                        LEGAL PROCEEDINGS
                        -----------------

    Wizzard is involved in routine legal and administrative proceedings and claims of various types. We have no material pending legal or administrative proceedings, other than as discussed below or ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any property is the subject. While any proceeding or claim contains an element of uncertainty, management does not expect that any such proceeding or claim will have a material adverse effect on our results of operations or financial position.

     In September, 2006, we filed suit against a former employee for damages and for seeking an order for the former employee to cease and desist providing information to third parties in violation of a trade secret agreement. The former employee has counter sued us, alleging interference of prospective business expectancy. Management is unable to predict the outcome of these claims, but believes it will not have a material impact on our results of operations or financial position.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------

     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.
---------------------------------
                                              Date of         Date of
                             Positions        Election or     Termination
  Name                        Held            Designation     or Designation
  ----                        ----            -----------     --------------

Christopher J.        Director and President  2/07/01              *
Spencer               Treasurer              12/17/01              *

Armen Geronian        Director and Assistant  2/07/01              *
                      Secretary

Gordon Berry          Director                2/07/01              *

Alan Costilo          Director                6/04/01              *

               *  Presently serving in these capacities.

Christopher J. Spencer, Chairman, President and Treasurer.
----------------------------------------------------------

     Mr. Spencer, age 37, has served as our Chief Executive Officer, President and as a director of Wizzard since February 7, 2001, and of our subsidiary, Wizzard Delaware, since its formation in 1995. Mr. Spencer has been responsible for our overall direction since our inception and has been instrumental in leading us to our current position in the speech recognition industry. In an online poll conducted by Speech Technology magazine, Mr. Spencer was recognized as one of 20 top visionaries in the speech recognition industry. The poll was targeted to the speech recognition professionals who read the magazine; poll responses were monitored to ensure that employees of a nominee's company could not vote for that nominee. Through Mr. Spencer's efforts, we have successfully obtained financing of approximately $16 million to date. These funds have helped us complete the development and begin marketing of our talking pill bottle product and our variety of programming tools.

     Mr. Spencer currently sits on the board of directors of XA, Inc., an event marketing company traded under the ticker symbol XAIN.

     From 1994 until 1996, Mr. Spencer founded and worked for ChinaWire, Inc., a high-technology company engaged in financial remittance between international locations and China. Mr. Spencer's efforts were responsible for ChinaWire's exclusive contract with the Ministry of Posts and Telecommunications of the People's Republic of China. Mr. Spencer was also involved in raising over $3,500,000 for the venture.

     Mr. Spencer worked for Lotto USA, Inc. from 1992-1994, where he was founder and Chief Executive Officer for the Pennsylvania computer networking company. Besides assisting in designing the technology, Mr. Spencer helped Lotto USA implement an additional $1.00 service charge for every out-of-state lottery ticket sold in the State of Pennsylvania, which substantially increased the revenues of this company.

     From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., and was responsible for business concept development and obtaining financing. Mr. Spencer's efforts combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market. John Valiant was sold for a profit in 1992 after successfully operating three revenue-generating divisions.

     Mr. Spencer attended West Virginia University from 1987 to 1989.

Armen Geronian, Director and Chief Technical Officer.
-----------------------------------------------------

     Mr. Geronian, age 37, co-founded and has served as Chief Technical Officer, Assistant Secretary, and a director of Wizzard Delaware since its inception and of Wizzard since February 7, 2001. Mr. Geronian is responsible for all of our technical decisions regarding the software code and other attributes of our products and services.

     Mr. Geronian has extensive software development knowledge and experience. In 1995, he created custom software for an industrial furnace control company. In 1994, Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc.; he also created custom software packages for warehouse inventory, a project which included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions.

     In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between offices and System One.

From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development and financial software to be sold to several large Russian corporations. In 1988, he was engaged in software development for the Russian version of Novell, designed to assist students in math and statistics.

     Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry, Director and VP Business Development.
---------------------------------------------------

     Mr. Berry, age 66, has served as a director of Wizzard since February 7, 2001, and of Wizzard Delaware from 1997 to 2005. Mr. Berry is involved in all of our business, corporate and financial decisions, serving as a guide and counsel for the executive officers and Board of Directors. Since 1990, Mr. Berry has been a consultant to a variety of businesses, assisting them in the areas of sales, marketing and strategic planning. From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

     From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where he specialized in all areas of sales and marketing, dealing primarily with firms having sales of less than $100 million annually. From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting. IMI was subsequently merged with Trundle Consultants Inc.

     From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee.

     Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

Alan Costilo, M.D., Director and VP Custom Solutions.
-----------------------------------------------------

     Dr. Costilo, age 56, was the President, CEO and founder of Speech Solutions, Inc., a Florida-based speech recognition software company, from 1993 until 2001. He was responsible for that company's overall business strategy, technical development and for developing vendor relationships. He also was responsible for the development of the ActiveX Voice Tools product, under three separate IBM development contracts, which was acquired by Wizzard Software in May 2001.

     From 1985-1993, Dr. Costilo practiced as a Doctor of Chiropractic Medicine in Philadelphia, Pennsylvania. During this period, he implemented computer office management systems; created office networks for doctors' insurance/business offices and treatment rooms; and developed an automatic progress notes software called ProNotes, which allowed for the easy creation of medical progress notes directly in the computer system using a digitizer board as interface and WordPerfect as the software environment. He used this product to develop ProNotes, Inc., the predecessor of Speech Solutions, Inc.

From 1973-1994, he was the President of numerous seasonal retail establishments that operated profitably for 21 years, employing more than 30 people.

     He received his Doctor of Medicine and Surgery Degree from Universidad CETEC, Santo Domingo, in 1982; and his Doctor of Chiropractic Degree from Cleveland Chiropractic College, Kansas City, Missouri, in 1985.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:

          * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of December 20, 2006:


                     DIRECTORS AND EXECUTIVE OFFICERS
                     --------------------------------

                                            Number of Shares     Percent
Name and Address          Title              Beneficially Owned  of Class (1)
----------------          -----              ------------------  --------

Christopher J. Spencer    Director,           3,142,333           9.1%
5001 Baum Blvd., #770     President and
Pittsburgh, PA 15213      Treasurer

Armen Geronian            Director and        3,052,403           8.8%
5001 Baum Blvd., #770     Assistant
Pittsburgh, PA 15213      Secretary

Gordon Berry              Director              568,150           1.6%
5001 Baum Blvd., #770
Pittsburgh, PA 15213

Alan Costilo              Director                1,650          <0.1%
5001 Baum Blvd., #770
Pittsburgh, PA 15213

All officers and directors
as a group (4 persons)                        6,764,536          19.6%

             (1)  Based upon 34,579,299 outstanding shares at December 20,
2006.

                         FIVE PERCENT STOCKHOLDERS
                         -------------------------

                                         Number of Shares        Percent
Name and Address            Title        Beneficially Owned      of Class(1)
----------------            -----        ------------------      -----------
Christopher J. Spencer      Director       3,142,333              9.1%
5001 Baum Blvd., #770       President
Pittsburgh, PA 15213        and Treasurer

Armen Geronian              Director and   3,052,403              8.8%
5001 Baum Blvd., #770       Assistant
Pittsburgh, PA 15213        Secretary

Voice Recognition           Stockholder    3,774,186             10.9%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

                                Total:    13,172,459             28.8%

          (1) Based upon 34,579,299 outstanding shares at December 20, 2006.


Changes in Control.
-------------------

     To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of our company.

                        DESCRIPTION OF SECURITIES
                        -------------------------
Common Stock.
-------------

     We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. On December 20, 2006, there were 34,579,299 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     Penny Stock
     -----------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a "recognized" national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

     Registration Rights
     -------------------

     We have granted registration rights for all shares included in our registration statement and offered for resale by this prospectus. In accordance with our agreement with the selling security holders, we were required to file the registration statement on or before November 24, 2006, and the registration statement must become effective on or before February 22, 2007, or we will be liable to the selling security holders as liquidated damages an amount equal to two percent of the $2,375,000 purchase price of the convertible promissory notes remaining unconverted and the purchase price of shares issued upon conversion of the notes for every 30 day period, or part thereof, that we are delinquent in meeting our registration obligations.

Preferred Stock.
----------------

     We have 10,000,000 shares of preferred stock authorized, none of which are currently issued and outstanding. The Board of Directors is permitted to issue preferred stock in series with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company. However, preferred stock of this type is often used to resist unwanted takeovers, including takeovers that are favored by a majority of the independent stockholders.

Warrants.
---------

                                 Warrant Table
                                 -------------

     The following is a description of our outstanding warrants:

                                                              Per Share
                    Date of                       Number of    Exercise
Holders              Grant        Term             Shares       Price
-------              -----        ----             ------       -----

Alpha Capital        1/23/04     3 years           297,424       $1.25
Aktiengesellschaft

Genesis Microcap     1/23/04     3 years            35,549       $1.25
Inc.

Stonestreet Limited  1/23/04     3 years            11,749       $1.25
Partnership

Alpha Capital        5/19/04     3 years           203,197       $1.25
Aktiengesellschaft

Genesis Microcap     5/19/04     3 years            75,549       $1.25
Inc.

Stonestreet Limited  5/19/04     3 years            75,549       $1.25
Partnership

Alpha Capital         2/8/05      (1)              293,333       $1.36
Aktiengesellschaft

Genesis Microcap      2/8/05      (1)               73,333       $1.36
Inc.

Whalehaven Capital    2/8/05      (1)              146,667       $1.36
Fund Ltd.

Alpha Capital       12/14/05      (2)               89,955       $3.41
Aktiengesellschaft

Genesis Microcap    12/14/05      (2)               22,488       $3.41
Inc.

Whalehaven Capital  12/14/05      (2)               44,977       $3.41
Fund Ltd.

Alpha Capital         5/9/06      (3)              293,333       $2.27
Aktiengesellschaft

Genesis Microcap      5/9/06      (3)               73,333       $2.27
Inc.

Whalehaven Capital    5/9/06      (3)              146,667       $2.27
Fund Ltd.

Alpha Capital         11/3/06     (4)              275,000       $2.50
Anstalt

Genesis Microcap      11/3/06     (4)              131,250       $2.50
Inc.

Whalehaven Capital    11/3/06     (4)              187,500       $2.50
Fund Ltd.

Alpha Capital         11/3/06     (5)              550,000       $2.00
Anstalt

Genesis Microcap      11/3/06     (5)              262,500       $2.00
Inc.

Whalehaven Capital    11/3/06     (5)              375,000       $2.00
Fund Ltd.

          (1) These warrants are exercisable until 5:00 p.m. EST on February 23, 2007.

          (2) These warrants are exercisable until 5:00 p.m. EST on June 14, 2007.

          (3) These warrants are exercisable until 5:00 p.m. EST on May 9, 2009.

          (4) These warrants are exercisable until 5:00 p.m. EST on November 3, 2009.

         (5) These warrants are exercisable until 5:00 p.m. EST on the 180th day following effectiveness of the registration statement by which the shares underlying the warrants are to be registered with the Securities and Exchange Commission.

Convertible Notes.
------------------

     On January 28, 2005, we issued convertible notes, bearing simple interest at five percent per annum, to three investors. The principal terms of these notes and principal amounts outstanding at December 20, 2006, are as follows:

                                           Principal Amt.
            Maturity      Principal Amt.    Currently         Per Share
Holders     Date          of Note           Outstanding       Conversion Price
-------     ----          -------           -----------       ----------------


Alpha       12-28-06 (1)  $800,000            -0-             $1.15 (2)
Capital AG

Genesis      6-22-06      $200,000            -0-             $1.50
Microcap
Inc.

Whalehaven  12-28-06 (1)  $400,000            $20,000         $1.15 (2)
Capital
Fund Ltd.

     (1) The maturity date of this note has been extended from the original maturity date of June 22, 2006.

     (2) Reduced from an original conversion price of $1.50 per share.

     In August, 2005, we registered with the Securities and Exchange Commission the shares issuable upon conversion of these convertible notes.

     Effective as of October 27, 2006, we issued convertible notes, bearing simple interest at five percent per annum, to three investors. The principal terms of these notes are as follows:

                                           Principal Amt.
            Maturity      Principal Amt.    Currently         Per Share
Holders     Date          of Note           Outstanding       Conversion Price
-------     ----          -------           -----------       ----------------

Alpha        4-27-08      $1,100,000          $1,100,000       $2.00
Capital
Anstalt

Genesis      4-27-08      $525,000            $  525,000       $2.00
Microcap
Inc.

Whalehaven   4-27-08      $750,000            $  750,000       $2.00
Capital
Fund Ltd.


                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     We have included our financial statements as of December 31, 2005, and 2004, in reliance on the report of Gregory & Associates, LLC of Salt Lake City, Utah, independent certified public accountants. Gregory & Associates, LLC has no interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. Neither has any interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES
                              -----------

     Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Pursuant to Section 7-109-104, a corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners:

          * order of the court or administrative agency having jurisdiction of the action, suit or proceeding;

          * resolution of a majority of the non-interested members of the Board of Directors;

          * if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors;

          * resolution of a majority of the quorum directors at any meeting; or

          *     an order of any court having jurisdiction over us.

   CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE
   ---------------------------------------------------------------

     Management does not believe that any of our directors are independent.

                     DESCRIPTION OF BUSINESS
                     -----------------------

 OVERVIEW

     Founded in 1995, the business of Wizzard Software Corporation includes software and hardware products and services that focus on speech recognition and text-to-speech technology to allow computers, telephones and other devices to understand spoken commands, dictation and respond to users through human sounding synthetic speech. Wizzard provides software programming tools and services which allow companies to incorporate speech technology into their products and services. Wizzard offers speech technology software programming tools and speech engines from AT&T and IBM for which Wizzard receives a royalty for each licensed copy of these engines distributed with our customer's products and services. Through its acquisition of MedivoxRx Technologies, Wizzard offers a Talking Prescription Bottle to assist the elderly, visually impaired and other individuals in the taking of their prescription medication. In September of 2005, Wizzard acquired Interim Healthcare of Wyoming with plans to increase internal productivity and provide better home healthcare services through the use of speech technologies.

     In July of 2006, Wizzard entered the web 2.0 podcasting business with the acquisition of Switchpod.com, a podcast hosting business and two months later, through the acquisition of Blastpodcast, Inc. We currently distribute over 2.1 million podcast downloads a month and are working to incorporate our speech technology into the hosting system so that the audio and video used in podcasting can be turned into text for various uses and text found on the internet at blogs and online newspaper sites can be turned into audio for podcasting distribution.

     Our products and services include:

     Speech Products - Rex The Talking Prescription Bottle "talks" to the patient, allowing him or her to distinguish what type of medication is in the bottle along with information on dosage and refill instructions. Initially, Rex was manually recorded by a pharmacist using a built-in microphone. Now, with Wizzard's text-to-speech technology and programming expertise, Rex is automatically loaded with verbal instructions directly from the label data, saving pharmacists valuable time and significantly lowering the chance for error. Wizzard also offers a "starter kit" for caretakers to provide in-home talking prescription bottles.

     Speech Tools - Wizzard's proprietary VoiceTools are programming tools for software developers to incorporate the speech technology of their choice into their products and services in a fast, efficient and inexpensive manner. VoiceTools have been distributed over 100,000 times since their creation in 2000. In addition to our own marketing efforts, IBM promotes our VoiceTools on their website through a linking agreement with Wizzard. Wizzard also markets IBM and AT&T developer tools through agreements with those companies and receives a portion of the licensing fees collected.

     Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM. Wizzard receives payments for each copy/license distributed by its customers and in turn, pays a percentage of that payment to IBM or AT&T.

     Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools and other programming-oriented product lines and assist in putting the speech engines Wizzard distributes for IBM and AT&T incorporated into customers' products, resulting in royalty payments for each copy/license distributed by the customer.

     Home Healthcare Services - Interim HealthCare of Wyoming is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the state of Wyoming. Wizzard plans to increase worker productivity and provide better home health services through the use of speech technologies such as medical transcription/dictation and Rex - The Talking Prescription Bottle. Currently, the healthcare industry is the largest consumer of speech technologies in the U.S.

     Podcasting Hosting - We entered this industry in August , 2006, through the acquisition of the assets of Switchpod.com and a month later, through the acquisition of Blastpodcast, Inc. We currently distribute over 2.1 million podcast downloads a month and are working to incorporate our speech technology into the hosting system so that the audio and video used in podcasting can be turned into text for various uses and text found on the internet at blogs and online newspaper sites can be turned into audio for podcasting distribution.

     Our principal executive offices consist of approximately 3,100 square feet of office space located at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213. Our telephone number is (412) 621-0902. We also maintain an office in Casper, Wyoming for our Home Health Services. We have sales representatives located in New York, Chicago, Florida, New Jersey and Cleveland and a total of 51 full time and contract employees.

BUSINESS

     From years of experience, Wizzard management has found that the adoption of speech technology by our customers is usually the result of one of the following three reasons:

    1) Saves Labor - Lowers costs for businesses by saving labor and increasing worker productivity.

    2) Provides a Better Quality of Life - For individuals with visual and other disabilities, speech products can allow them to live more independent lives.

         a) Compliance with Rules and Regulations - As a result of speech having the benefit of providing access to otherwise inaccessible technology, customers are using speech to better comply with new and newly enforced governmental regulations and other rules which require businesses to provide complete access to their technology, products and workplace environment.

    3) Product Differentiator - Businesses can use speech to stand out from their competition and differentiate their product or service.

     Our core business is helping other companies incorporate high quality speech recognition and text-to-speech technologies into their own products and services. Through relationships with IBM and AT&T, we receive leads from businesses worldwide who desire to add speech technology to a wide variety of products and services. From time to time, Wizzard comes across a unique idea for a speech-enabled product or an industry that would substantially benefit from the use of speech recognition or text-to-speech technology. Over the last two years we have made two acquisitions in the healthcare industry:
MedivoxRx Technologies and their product, Rex - The Talking Prescription Bottle; and Interim Healthcare of Wyoming, a home healthcare agency. We made both acquisitions with a single mission in mind: to demonstrate how speech technology can improve worker productivity and provide a better quality of
life for its users.  Podcasting   To convert audio and video used in
podcasting to text for search engine maximization, transcription services, advertising compliance and other uses where text is required. Additionally, we use our text-to-speech technology to convert text found in blogs and online newspapers into audio, to be podcasted.

Below is an overview of each Business Group within Wizzard, including:

     1.   Speech Technology and Services Group
     2.   Speech Products Group - Healthcare
     3.   Speech Services Group   Healthcare; Podcasting

1. Speech Technology and Services Group

     Wizzard's Speech Technology and Services Group sells and licenses speech programming tools, related speech products and services, and distributable speech engines in over 13 languages worldwide. Wizzard receives the majority of its sales leads through arrangements with IBM and AT&T as well as through internal internet marketing efforts through Google, Yahoo and other major internet search engines.

     Wizzard's management feels it has effectively positioned the Speech Technology and Services Group as the "go-between" for developers and corporate users seeking to incorporate speech technology from IBM and AT&T, two of the world's leading industry speech providers. Having created world class speech technologies in their worldwide laboratories, these technology providers license the core speech engines and programming tools to Wizzard. Wizzard then adds the expertise of tool usage and integration experience and re-licenses them to developer customers for large volume distribution or internal deployment projects. In most cases, developers who plan to include speech technology in their product or service will require specific programming tools and support which is available through Wizzard. In some instances these programming tools are proprietary to Wizzard. In other instances they are licensed through Wizzard, but proprietary to the manufacturer of the speech engine. In addition to programming tools distributable runtime engines and support, Wizzard also creates Windows and Linux based applications for customer distribution or internal deployment.


     Wizzard's speech offerings continue to make an impact on the assistive and education categories. The re-order side of the business is strong and many leading developers of assistive and educational products have repeatedly chosen Wizzard as their source for text-to-speech technology. Higher Education and commercial offerings are using speech technology to provide accessibility of text books and learning materials to impaired students.

     Government agencies and organizations are using Wizzard's speech offerings to streamline processes, improve efficiency and promote safety. An application deployed by an agency of the Canadian government collects road/weather/incident conditions and uses text-to-speech to disseminate vital information to travelers. One mid-Western U.S. city government is using text-to-speech to convert text from a building management monitoring system into voice files in order to notify emergency personnel from a pre-determined contact list. Another mid-Western U.S. city government is using text-to-speech in a server-based application to make public address announcements to patrons of their metro system.

     Service companies are choosing Wizzard's offerings to help them improve customer service and company productivity. A U.S. based wireless data and messaging service company has enhanced their user experience by allowing subscribers to have text-to-speech read their messages to them. A different U.S. based company, specializing in home organization, has implemented an internal retrieval application that increases field agent productivity by using text to speech to provide them with customer information while on the road. Yet another U.S. based financial services company is using one of Wizzard's text to speech offerings to create a better user experience with online product and service training. Finally, a U.S. based company has added another level of automation to electric utility monitoring systems by using text to speech to alert the appropriate personnel when infrastructure problems occur.

     Wizzard's speech offerings are also adding value in the healthcare category. Wizzard's speech recognition offering is being used to power voice-activated ultra-sound machines in order to create a hands-free environment for medical staff, while a U.S. based advocacy group is using text to speech to assist in the rehabilitation of patients who have lost the ability to speak.

     The Technology & Services Group is a cross divisional team within Wizzard that consists of the Technology and Services Division, plus key members of Wizzard's development, I/S and marketing departments. Together, they are working to implement our strategy to increase market share and brand awareness and become the preferred supplier of speech technologies and services for both domestic and international business developers. The Group anticipates increased overall revenue through significant expansion of its customer base, product portfolio and customer reach resulting from continued focus on three imperatives: best technologies, best pricing and responsive support.

     Prospects from industry segments such as automated voice alerts, electronic audio books, telephony IVR, accessibility and the healthcare market continue to show interest in our speech products and services. We plan to continue a strong internet marketing campaign via IBM, AT&T, Google, Yahoo, Skype and Apple websites, and will further strengthen our marketing effort with targeted initiatives aimed at the general product development community.

With the increase in large, high profile customer adoption of our products, plus new and improved speech technology coming from our partners, combined with growing acceptance of enabling technologies like VoIP and wireless communication, we remain very excited about the future of our Speech Technology & Services business.

     In summary, speech opportunities continue to grow and management feels that Wizzard is well positioned to compete in the speech market with a winning combination of low cost delivery model and linkages into worldwide speech technology providers.

2.   Speech Products Group   Healthcare

     From time to time, Wizzard identifies products or services that, through the addition of speech technology, can have a significant impact on an industry. This gives Wizzard an opportunity to make strategic acquisitions to expand its product offerings while demonstrating the capabilities of our speech technologies and speech development capabilities. Currently, the sale of prescription medication bottles is a mature, low margin business with very little room for increased margins or revenue growth. The addition of speech technology to the bottle allows for increased compliance with prescription medication instructions, and we believe customers (pharmacies, drug manufacturers and individual users) will be willing to pay more for the newly resulting "technology" based product. With higher profit margins and the potential for additional add-on technology-based features, we believe a company offering this new "technology" based traditional product would merit a higher valuation than a traditional prescription medication bottle manufacturer/distributor.

     In 2004, Wizzard acquired MedivoxRx Technologies and its Talking Prescription Bottle product line. Branded with the name "Rex," the Talking Prescription Bottle allows end-users to "hear" medication instructions if reading a medication label is not practical or possible. There are several billion prescriptions filled each year in the U.S. and pharmaceutical errors create billions of dollars in additional medical spending with the number one error being identified as labeling problems and education. Using unique microprocessor electronics and Wizzard's advanced text-to-speech technology, pharmacists can automatically create a "talking" label while the traditional instruction label is being printed. At the push of a button, the prescription bottle talks to the patient, telling him or her the name of the medication, the dosage the patient should consume, the frequency of administration, refill instructions, warnings and other important information necessary to educate and help people take their prescription medication properly.

     The objectives for the Speech Products Group - Healthcare, is to establish successful sales channels for select products offered directly by the Company which incorporate speech technology created by our Speech Technology and Services Group. At this time, the main focus for our Speech Products Group - Healthcare is Rex - The Talking Prescription Bottle product line.

     In 2005, we signed a distribution agreement with Cardinal Health, one of the nation's largest pharmaceutical distributors who, after time spent educating their sales associates, began marketing the Talking Prescription Bottle in the fourth quarter. We also signed an agreement with Healthcare Purchasing Partners International, the Prime Vendor for the Federal 340B program. The Speech Products Group - Healthcare is focusing its marketing efforts on pharmacies and caregivers and is working hard towards getting Medicare reimbursement and insurance coverage for our Talking Prescription

Bottle customers. While there are no guarantees of approval, management believes reimbursement approval from Medicare and insurance companies is the key to large unit sales. We have gone a long way in achieving name and product recognition for Rex and continue to institute programs for greater market penetration.

     In 2005, our Speech Products Group   Healthcare, through MedivoxRx
Technologies, sponsored Adam Nelson, Olympic Silver medalist and world champion, to promote Rex - The Talking Prescription Bottle. As a result, Rex received national press coverage, including the CBS Evening News, numerous ABC and FOX affiliates, National Public Radio, USA Today, Sports Illustrated, The Washington Post, T.V. Guide and The Economist. To take advantage of the positive press Rex had been receiving, the marketing team launched a redesign of the MedivoxRx website and launched a telemarketing campaign through Cardinal Health.

     We plan to continue to make strides to establish ourselves with a major pharmacy chain and a major retailer. We hope to achieve contract closure with both organizations very soon. We will continue to work on obtaining reimbursement and subsidies from insurance companies as well as Medicare/Medicaid. We have just completed a position paper which we hope to have published in major medical, pharmaceutical and trade journals.

     We continue to work with legislators in
several states that support legislation requiring pharmacies to carry assistive aid devices that help ensure patient safety. We have received attention and support from members of Congress at the Federal and State levels in conjunction with the proposed legislation in Maryland as well as use of the product in federally funded programs.


3.   Speech Services Group   Healthcare; Podcasting

     From time to time, Wizzard identifies products or services that, through the addition of speech technology, can have a significant impact on an industry. This gives Wizzard an opportunity to make strategic acquisitions to expand our product offerings while demonstrating the capabilities of our speech technologies and speech development capabilities. After months of investigation, we believe we have done so in the Home Health Care Industry. The Home Health Care market offers Wizzard the most clear cut opportunity to showcase its products and services, helping these agencies improve their profit margins by utilizing speech recognition and text-to-speech in an already growing, profitable setting. Both Wizzard's management and the owners of our targeted home health care agencies believe that strong synergies exist between their business (the services they offer, the compliances they must adhere to, and the job functions of their workers), and our offerings (the Talking Prescription Bottle, various talking medical devices, WizzScribe transcription product, medical speech recognition dictation and form-fill applications.) By combining the latest advances in speech technology with the already profitable home health services, we believe we can grow the company faster and become profitable sooner for our shareholders while demonstrating to the world how speech related products and services can make profitable businesses even more lucrative.

     Our acquisition of Interim Healthcare of Wyoming was completed in the third quarter of 2005 and we continue to be excited about the impact our speech technology can have on the home healthcare industry. Based in Casper, Wyoming, Interim Health Care of Wyoming has been serving its community for fifteen years and is part of the fast growing home health segment of the healthcare industry, providing a wide range of visiting nurse services to the elderly, disabled and sick. It is one of the approximately 300 home health agencies that comprise Interim Health Care, the largest home healthcare franchise in the U.S.

     Interim HealthCare is licensed by the state of Wyoming and is certified to provide services for the Medicare and Medicaid programs. Interim provides a full spectrum of skilled and unskilled services to allow people the opportunity to remain in their homes while they recover from an acute illness or are managing a long term disabling condition. Interim HealthCare is involved with many programs and payor sources, including contract staffing, Medicare, Medicaid, insurance and private pay. Interim provides the following services to their clients: Registered Nurses, Physical Therapists, Occupational Therapists, Speech Therapists, Social Workers, Home Health Aides, and Companions. Interim also serves as a placement service for emergency response systems.

      Interim receives referrals in a number of ways. Customers come to Interim primarily on the recommendations of other health care providers in the community. The discharge planners from hospital and nursing homes play a large role in facilitating the after care of the clients who have used their
services.   Physicians refer to the agency directly from their offices and families frequently call seeking assistance for their relatives. Other social programs working with the aged or disabled population often identify home care needs and send clients to Interim. Maintaining name recognition and community relationships are critical for building and maintaining the flow of customers.

     Growth in the home health division is possible by further developing the services area and participation in various social programs.

     Interim HealthCare also operates a staffing division that serves the entire state of Wyoming. The Interim Staffing Division markets itself as serving both the Wyoming professionals and Wyoming facilities. The facilities in Wyoming are frequently small with small pools of available staff, therefore absence of one or two personnel would create a hole and, consequently, a risk for the patients. Through the Interim Staffing Division, healthcare professionals, (primarily registered nurses), are recruited, screened and placed in facilities across the state, including nursing homes, hospitals, clinics and correctional facilities. These placements can be for short or long term assignments, or for permanent positions, depending on the needs of those involved. The customer base is built through individual contact, marketing
collateral, and word of mouth.   Interim's ability to provide personnel to
fill vacancies has been a significant contribution to the health care facilities of Wyoming. Growth in this business can come from acquiring new customers and professionals in the region as well as expanding the areas where we seek to serve.

     Interim also seeks out government support to further its success. The legislative session for 2006 in Wyoming was a budget planning session. The Medicaid program has not seen an increase in reimbursement for home health since 1989. Interim staff has put effort into gaining acknowledgement from the legislators of this concern for home health providers. As a result, an increase in the home health budget has been approved. Though the exact increase has not yet been announced, we expect to see a benefit from these efforts in the near future.

     We see opportunities for telemedicine and its benefits for clients is a factor that sets Interim apart from the competitors. Interim's use of this technology is being reinforced and promoted among referral sources to increase
the volume of home health referrals.   Secondly, education programs for the
senior population are being presented by Interim staff to increase our visibility and accessibility with the senior population. Finally, expansion of Interim's Staffing Division is planned. Though Interim Staffing is a familiar name in Wyoming, untapped opportunity is present in the rural areas of surrounding states. These opportunities are being explored and business developed in these regions. Recruitment of qualified staff is the greatest challenge at this time. The Wyoming economy is robust with opportunity for
employees and competition for employers.   Balancing the needs of employees
and the needs of clients is the continuing challenge for our organization.

     We believe that our speech technology (Talking Prescription Bottle, WizzScribe transcription service, MedOasis InfoPath forms, ViaVoice speech medical recognition, etc.) can make a significant impact on the bottom line of HHC agencies and we are aggressively working towards our first speech implementation. Currently, most nurses and health aides fill out mandatory paperwork by hand while owners of the home healthcare agencies continuously strive for timely and accurate data. With a 10% to 25% rejection rate, and 25% to 50% of a worker's time spent filling out paperwork, having the ability to collect and submit accurate data for payment forms and other aspects of the home healthcare business is a compelling proposition. We believe that speech is the most efficient, accurate method for entering and retaining medical records in this thriving vertical market with almost no competition for us in speech technology implementations. We're starting with the phone as the interface device because everyone is comfortable with it and this allows us to accurately capture data at the point of care. We believe we are now in position to build the best, most affordable home health medical records solution and be the first in the industry to do so.

Speech Services   Podcasting

     In July of 2006, Wizzard entered the Podcasting Hosting business with the acquisition of Switchpod.com. Subsequently, Wizzard acquired Blastpodcast.com and has signed a Letter of Intent to acquire Webmayhem Inc. (DBA Liberated Syndication (Libsyn.com)). Management believes that after years of attempting to monetize on our expertise in speech recognition, intellectual property and relationships with our substantial technology providers, the new Web 2.0 and one of its major components, podcasting, has provided Wizzard with a potentially significant opportunity it has been searching for, for some time. While management remains steadfast in support of our core speech technology business, the talking pill bottle line of speech products and home healthcare speech initiatives, Wizzard's recently announced venture into podcasting is one of our most significant undertakings to date.

     At this time, podcasts are 80% audio and 20% video and are similar in format to a radio show or TV show. They can be played on Apple's iPod along with most any MP3 player, Sony's PlayStation Portable, many new cell phones and TiVo units, and can also be played online using a standard PC.

     Today, podcasts are found in various fragmented directories based on the short description that the podcaster inputs to describe their content. In order for viewers/listeners to find podcasts that are truly interesting to them, in most cases they have to sort through many different offerings until finding something of interest. In addition to turning text-based online content into audio for podcasting purposes, Wizzard will incorporate its highly accurate, server-based speech recognition technologies into its podcasting network. Wizzard plans to simplify the search process by allowing audio and video podcasts to be fed through its speech recognition system, creating a transcript of each podcast. We believe this feature will give Wizzard a competitive advantage by enabling listeners to type in key words and find relevant podcasts based on the full content of each and every podcast episode.

     Once we have a transcript of each podcast on our network, Wizzard's content creators can achieve greater search engine rankings, allowing more listeners to find their podcast. Additionally, this will provide sponsors and advertisers a more sophisticated means of selecting the podcast shows they feel will be the best fit for their product or service.

     Wizzard's podcasters will also benefit from the new offerings by making their podcasts more accessible to sponsors and advertisers. Using Wizzard technology, we are creating a unique AdSelect system for advertisers to find relevant podcasts on our network. With the ability to search through the actual text of all podcasts on the network, advertisers can find the most relevant podcasts to promote their product or service. For example, if Ford Motor Company wants to advertise in all podcasts that discuss cars, a strategic search can now be performed across the entire network for all podcasts that discuss specific words at any place in the audio/video content archives, such as automobiles, trucks, or minivans.

     Wizzard believes this new podcast service network will lead the industry by offering competitive advantages to both the podcast community, as well as becoming an attractive new medium for the advertisers and sponsors. The major speech technology feature of this network is architected utilizing Wizzard's Developers Tools for Speech Recognition & Text-To-Speech, integrated with the latest, highly accurate speech recognition and text-to-speech technologies from world-class market leaders, AT&T and IBM.

     General and Administrative
     --------------------------

     In 2006, management closed a subscription agreement by which three institutional investors purchased $2.375M in unsecured debt from Wizzard. The subscription agreement, including notes and warrants if fully exercised, will bring the aggregate gross proceeds realized to approximately $3.96M for Wizzard.

     The Wizzard Internal System, which was created as an internal workflow system to run a substantial portion of Wizzard's internal operations, was updated and ten new modules were added in 2005, covering e-commerce credit card processing, purchase order streamlining, order entry and customer payment scheduling. This system has already made our workers more efficient and management believes that as we continue to improve the processes and procedures of the system during 2006, our employees will continue to increase their productivity. At the same time, Wizzard's controls and oversights will improve for better compliance with Sarbanes-Oxley regulations.

     Research and Development
     ------------------------

     We have spent $44,675 on research and development during the first nine months of 2006.

     Necessary Material
     -------------------

     Beyond basic materials such as CD-ROMs, jewel cases that hold the CD-ROMs and printing, which are all readily available from multiple sources, we depend upon two speech recognition companies to license us their speech recognition engines. It is these engines upon which we create our applications. We do not foresee any difficulty in continuing to license these engines, due to the competitive market between their manufacturers.

     Licenses
     --------

     We have the following licenses, which are integral to our business operations:

     *  IBM ViaVoice speech recognition and text-to-speech engines; and

     *  AT&T Natural Voices text-to-speech engine.

     Patents Pending
     ---------------

     MedivoxRx Technologies currently has two patents pending in the United States and one patent pending in Canada for the talking prescription medication bottle.

     Environmental Compliance
     ------------------------

     We do not believe that there are any material laws, rules or regulations regarding environmental concerns that are applicable to our present or intended business operations.

     Governmental Regulations
     ------------------------

     There are no present governmental regulations that are likely to affect our present or proposed business operations. State sales taxes are not currently required to be collected on Internet sales, but any future sales tax requirements may affect our customer's purchasing decisions, and some purchasers may stop ordering products over the Internet. Congress' four-year extension on the moratorium on state taxes and regulation of the Internet is scheduled to expire in November, 2007, and the effects of this cannot yet be predicted.

     Employees
     ---------

     Currently, we have 36 employees and 15 contractors who spend a significant amount of their time working for Wizzard.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

Results of Operations.
----------------------

      2005 Compared to 2004
      ---------------------

     Wizzard derives it revenue from the sale of desktop and enterprise speech technology (speech recognition and text-to-speech) programming tools, distributable engines and speech related consulting services and support, as well as through the sale of talking prescription bill bottles and the offering of home healthcare services through its wholly-owned subsidiary Interim Healthcare of Wyoming, Inc.

     During 2005, Wizzard recorded revenues of $1,694,075, an increase of $1,168,641, or approximately 222%, from our revenues of $525,434 in 2004. This increase was due in large part to increased sales of our AT&T and IBM licensed products as well as from revenues from our acquisition of Interim HealthCare of Wyoming.

     During 2005, cost of goods sold was $991,005, an increase of $582,656, or approximately 143%, over the 2004 figure of $408,349. This is attributed to an increase in labor cost associated with our subsidiary, Interim of Wyoming, as well as to consulting and custom programming and increased payments to AT&T and IBM on licensed products which accompany increased sales.

     Wizzard generated a gross profit of $703,070 in 2005, versus a gross profit of $117,085 in 2004, an increase of 500%. We feel our gross margin for our speech technologies should hold steady over the next several years based on current products and other offerings continuing to be of value to our customers and the fact that we have finalized the amortization of the technologies purchased in the Speech Systems acquisition. The cost of goods for our talking prescription pill bottle is higher than for our core speech technologies but has been reduced significantly from the initial acquisition date and will continue to fall as sales increase. Gross profit from our subsidiary, Interim, has historically remained stable.

     Selling expenses increased to $457,636 in 2005, from $292,851 in the prior year, due to increased marketing efforts, specifically for our talking prescription pill bottle. We plan to continue marketing our own and strategic third party products through various forms of customer interaction mentioned above. Additionally, our Interim subsidiary increased selling expenses by $10,681.

     In 2005, Wizzard had operating expenses of $5,163,209, as compared to $5,581,604 in 2004. The decrease is primarily attributed to a decrease in stock issued for services to our investor relations firm.

     General and administrative expenses decreased to $3,150,259 in 2005, from $4,369,899 in the prior year, a decrease of 28%, due principally to a decrease in investor relations expenses and other non-cash consulting services. Research and development expense increased to $69,089, from $65,705 in the prior year related to the integration of the text to speech technology into the talking pill bottle.

     Wizzard incurred non-cash legal, public relations and consulting fees of $3,165,447 in fiscal 2004, as compared to $1,668,966 in 2005. Of this non-cash amount in fiscal 2005, $1,328,200 was for investor relations, $229,664 was for general and administrative expense, $111,132 for selling expense and
$0 for research and development expense.   For fiscal 2004, the non-cash
amount included $1,545,400 for investor relations, $657,738 was for general and administrative expense, $548,582 for selling expense and $115,838 for research and development expense. Due to the increased liquidity of its common stock traded on the OTC Bulletin Board exchange, Wizzard has been able to pay for valuable and sometimes critical services with restricted and unrestricted common stock. This has helped us to use our cash for general and administrative operations. For all such stock issuances, we valued the stock at the market price at the close of the day of issuance. All related expense was recorded the same day.

     During 2005, the Company performed its annual test of impairment of goodwill and intangible assets by comparing the net carrying value including goodwill of the assets with the present value of future cash flows. Fair value was estimated using the expected present value of discounted future cash flows of the businesses within Wizzard Software Corporation. When making these estimates, we were required to make estimates of future operating trends and judgments on discount rates and other variables. Actual future results and other assumed variables could differ from those estimated.

     The result of the annual impairment test indicated that the carrying value of goodwill and intangible assets exceeded their implied fair value and an impairment charge of $1,191,967 respectfully was recorded in the consolidated statement of operations during 2005. All of the goodwill impaired relates to the acquisition of the remaining interest of Wizzard Delaware Corporation.

     Interest expense increased to $1,538,736 in 2005, from $20,155 in 2004, due to the $1,400,000 discount on our $1,400,000 5% convertible note payable related the conversion feature and warrants issued in connection with the convertible note payable.

     Net loss increased to $5,966,862 in 2005, as compared to a net loss of $5,523,485 in 2004. We have a basic and diluted loss per common share of $0.20 in 2005, which is the same amount as in 2004.

     Effective as of December 19, 2005, Wizzard and three investors executed a Warrant Amendment Agreement under which we agreed to amend the holders' Class B Warrants to (i) make one-half of each holder's such warrants, totaling 513,333 warrants, exercisable at a price of $1.05 per share, exercisable until 5:00 p.m. EST on the 150th day on which the Registration Statement under which the shares underlying such warrants has been effective; and (ii) extending the period of exercisability of the remaining 513,334 Class B Warrants to 5:00 p.m. EST on February 8, 2007. As of the date hereof, all of the 513,333 repriced warrants have been exercised at $1.05 per share. As a result of this repricing we incurred compensation expense of $294,258.

Three Months Ended September 30, 2006 and 2005.
------------------------------------------

     During the third quarter ended September 30, 2006, Wizzard recorded revenues of $819,590, a 122% increase from revenues of $369,717 in the third quarter of 2005 and a 5% increase over revenues in the second quarter of 2006 ($782,046). The increase for the third quarter of 2006 was due primarily to the expansion of our healthcare operations, and in part to increased revenues in our speech technology business and our talking pill bottle..

     Cost of goods sold totaled $464,675 in the third quarter of 2006, versus $207,674 in the third quarter of 2005. This increase of 124% is attributed primarily to the expansion of our healthcare operations. Wizzard posted a gross profit of $354,915 during the third quarter of 2006, versus a gross profit of $162,043 in the third quarter of 2005, an increase of 119%.

     In the third quarter ended September 30, 2006, operating expenses totaled $1,607,559 which was a 5% increase from operating expenses of $1,534,272 in the third quarter of 2005. Broken down by line item our operating expenses were:

     General and administrative expenses were $1,417,769 in the third quarter of 2006 versus $1,398,260 in 2005. Selling expenses in the third quarter of 2006 were $168,283 versus $121,652 in 2005. This increase was due primarily to the increased marketing efforts in our software operations. Research and Development expenses in the third quarter were $21,507 versus $14,360 in 2005.

     Other expenses of $11,878 versus $56,067 in the third quarter of 2005, consisted primarily of interest expense.

     Wizzard's net loss was $1,264,522, or $0.04 per share, in the quarter ended September 30, 2006. This represents an 11% decrease from our net loss of $1,428,296, or $0.05 per share, in the third quarter of 2005.

Nine months ended September 30, 2006, and 2005.
-----------------------------------------------

     During the nine month period ended September 30 2006, Wizzard recorded revenues of $2,204,027, a 149% increase over revenues of $884,798 for the same period in 2005. The increase in revenues in the nine months ended September 30, 2006, was due to the expansion of our healthcare operations.

     In the nine months ended September 30, 2006, cost of goods sold totaled $1,289,913, a 165% increase as compared to $486,394 in the nine months ended September 30, 2005. The increase in cost of goods sold was due to the expansion of our healthcare operations. For the nine month period ended September 30, 2006, Wizzard posted a gross profit of $914,114 versus a gross profit of $398,404 for the nine month period ended September 30, 2005, a 129% increase.

     Wizzard recorded total operating expenses of $3,809,211 during the nine months ended September 30, 2006, a 10% decrease as compared to operating expenses of $4,233,643 in the same period of 2005. General and administrative expenses totaled $2,764,527 in the first nine months of 2006 versus $2,643,539 in the first nine months of 2005, an increase of approximately 5%. This increase is due primarily to an increase in employee and payroll related expense in excess of the comparable nine month period. Selling expenses increased 15% with $393,341 in expenses in the first nine months of 2006 versus $342,448 in the first nine months of 2005. Research and Development expense fell by 20%, from $55,689 in the first nine months of 2005 to $44,675 in the first nine months of 2006. In the first nine months of 2005, Wizzard had a $1,191,967 expense for the impairment of goodwill as a result of the internal merger of the Wizzard Delaware and Wizzard Colorado companies.

     In the first nine months of 2006, Wizzard recorded $606,668 of interest for re-pricing of warrants. In the first nine months of 2005, Wizzard incurred an interest expense of $1,507,193, primarily due to $1,400,000 interest expense for amortization of a discount in conjunction with the $1,400,000 convertible note sold to investors versus a $421,687 interest expense in the first nine months of 2005.

     Wizzard's net loss was $3,210,976, or $0.09 per share, in the nine months ended September 30, 2006. This represents a 40% decrease from our net loss of $5,343,371, or $0.17 per share, in the first nine months of 2005. Total non-cash expenses for the first nine months of 2006 was $2,503,954, a 39% decrease from non-cash expenses of $4,124,085 in the first nine months of 2005, primarily due to interest expense of $1,400,000 for amortization of a discount in conjunction with our $1,400,000 note we sold to three separate institutional investors.

Liquidity and Capital Resources.
--------------------------------

      December 31, 2005 compared to December 31, 2004
      -----------------------------------------------

     Current assets at December 31, 2005 included $1,168,656 in cash and accounts receivable, an increase of $704,254 from our cash and accounts receivable of $464,402 at December 31, 2004. On February 8, 2005, we closed a $1,400,000, 5% convertible note subscription agreement.

     During fiscal 2005, our operating activities used net cash of $1,118,830, as compared to $1,468,064 in net cash used by operating activities during 2004.

     In 2005, depreciation and amortization expense was $44,889, which was down from $152,103 in 2004. In both periods, this expense was primarily attributed to impairment of intangible assets during 2004.

     Net cash used in investing activities increased to $(469,581) in 2005, versus $(38,354) in 2004. During 2005, the Company paid $518,000 and issued 221,149 common shares to acquire Interim HealthCare of Wyoming, Inc. Cash used for the purchase of property and equipment was $18,776 in 2005 versus $36,682 in 2004.

     In 2005, net cash provided by financing activities increased to $2,038,986, from $1,898,576 in 2004. Net cash of $682,918 was provided by the issuance of common stock in 2005, less the payment of offering costs of $8,433; in 2004, these figures were $2,025,859 and $127,283, respectively. In 2005, we received $1,400,000 in proceeds from convertible notes payable to related parties. We also paid related party notes of $25,076 in fiscal 2005.

     At December 31, 2005, the Company had a working capital deficit of $348,661, as compared to working capital of $396,892 at December 31, 2004. This decrease in working capital is due to cash used and liabilities assumed to acquired Interim Health Care of Wyoming, Inc. The Company believes it is still in the early stages of the new and developing speech technology market and estimates it will require approximately $120,000 per month to maintain current operations. As mentioned in Note 2 to the accompanying financial statements, the Company has not yet been able to establish profitable operations and has not generated cashflows from operations, thus raising substantial doubt about its ability to continue as a going concern. The Company has been successful over the past ten years in obtaining working capital and will continue to seek to raise additional capital from time to time as needed and until profitable operations can be established.

     We have estimated the costs of remedying the material weakness identified with respect to our internal controls over financial reporting at approximately $150,000.

September 30, 2006, Compared to September 30, 2005.
---------------------------------------------------

     Cash used in operations for the nine months ended September 30, 2006, was $1,024,112, an increase of 3% over the $996,560 cash used in operations for the nine months ended September 30, 2005. Cash used in investing activities was $6,024 for the purchase of equipment and software during the nine months ended September 30, 2006. Cash on hand was $133,365 at September 30, 2006, a decrease of $332,741 over the $466,106 on hand at September 30, 2005.

     In the first nine months of 2006, the Company received $764,576 from the issuance of common stock. The Company used common stock to pay $1,883,700 in consulting, investor relations and employee services during the nine months ended September 30, 2006. In doing so, management believes we have conserved Wizzard's cash liquidity for operational purposes.

     The Company believes it is still in the early stages of the new and developing speech technology market and estimates it will require approximately $130,000 per month to maintain current operations. As mentioned in Note 2 to the accompanying unaudited financial statements, the Company has not yet been able to establish profitable operations and has not generated sufficient cash flows from operations, thus raising substantial doubt about its ability to continue as a going concern. The Company has been successful over the past ten years in obtaining working capital and will continue to seek to raise additional capital from time to time as needed and until profitable operations can be established.

                            DESCRIPTION OF PROPERTY
                            -----------------------

     Wizzard's offices are located at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213. They consist of approximately 3,100 square feet of space, which are rented for $3,844 per month. The lease terminates on August 1, 2007. Wizzard also maintains offices in Casper, Wyoming for our Interim Healthcare operations which are rented for $4,750 per month. The lease terminates on June 1, 2007.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     Except as indicated below, during the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which our company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, promoter or founder or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

     On January 8, 2004, a stockholder loaned Wizzard an additional $50,000. The note was repaid with interest of $5,000 on January 24, 2004.

     On October 25, 2006, a stockholder loaned Wizzard an additional $50,000. The note was repaid with interest of $1,000 on October 31, 2006.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Market Information.
-------------------

     Our common stock is currently traded on the OTC Bulletin Board of the NASD under the symbol "WIZD." However, the market for our common stock is limited in volume. We can not guarantee that the present market for our common stock will continue or be maintained, and the sale of unregistered and restricted common stock pursuant to Rule 144, or of the shares being registered for resale under this prospectus by the selling stockholders, may substantially reduce the market price of our common stock.

     The quarterly high and low bid prices for our shares of common stock since public trading of these shares for the last two years are as follows:

                                                  Bid
                                                  ---
Quarter or period ending:               High                Low
-------------------------               ----                ---

March 31, 2004                          $4.28               $1.06

June 30, 2004                           $3.73               $1.87

September 30, 2004                      $2.86               $1.48

December 31, 2004                       $2.23               $1.50

March 31, 2005                          $2.76               $1.85

June 30, 2005                           $2.10               $1.40

September 30, 2005                      $2.25               $1.60

December 31, 2005                       $1.97               $1.54

March 31, 2006                          $2.03               $1.70

June 30, 2006                           $1.98               $1.60

September 30, 2006                      $1.83               $1.53


     These bid prices were obtained from Pink Sheets, LLC, formerly known as the "National Quotation Bureau, LLC," and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Resales of Restricted Securities.
---------------------------------

     As of December 20, 2006, approximately 19,502,430 shares of our common stock were publicly traded. We expect that this number will increase by the 3,622,500 shares that may be offered by this prospectus. This increase of approximately 19% in the available shares for public trading may dramatically reduce the price of our common stock on the basis of supply and demand alone. In addition, in May, 2004, we registered a total of 2,472,526 shares of our common stock, and in August, 2005, we registered an additional 2,800,001 shares, both on Registration Statements on Form SB-2. The sale of all or any portion of these shares may have a further negative effect on our stock price.

Holders.
--------

     As of the date hereof, we have about 361 stockholders of record. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.
----------

     In October, 2006, we declared a stock dividend of one share of our common stock for every 10 shares held by our stockholders as of October 15, 2006. Unless otherwise indicated, all share calculations herein take into account the payment of this stock dividend to our eligible stockholders.

     We have not declared any cash dividends on our common stock, and do not intend to declare any cash dividends in the foreseeable future. Management intends to use all available funds for the development of our plan of operation. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans.
-------------------------------------------------------------------

                    Equity Compensation Plan Information
                    ------------------------------------

     The following information is provided as of December 20, 2006:

            Number of                                  Number of securities
            securities                                 remaining available
            to be issued                               for future issuance
            upon exercise       Weighted-average       under equity
            of outstanding      exercise price of      compensation plans
Plan        options, warrants   outstanding options,   excluding securities
category    and rights          warrants and rights    reflected in column (a)
--------    ----------          -------------------    -----------------------
               (a)                      (b)                      (c)

Equity         -0-                       -0-                     -0-
compen-
sation
plans
approved
by
security
holders

Equity         -0-                       -0-                     13,495
compen-
sation
plans not
approved
by
security
holders

Total          -0-                       -0-                     13,495

                           EXECUTIVE COMPENSATION
                           ----------------------
Cash Compensation.
------------------

     The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

                   SUMMARY COMPENSATION TABLE

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)
                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
-----------------------------------------------------------------
Christopher 12/31/03  $ 70000   0     0       0       0       0      0
J. Spencer  12/31/04  $ 70000   0     0       6000    0       0      0
President,  12/31/05  $ 80000 9000    0       500     0       0      0
Treasurer
and Director

Armen      12/31/03   $     0   0     0       0       0       0      0 (1)
Geronian   12/31/04   $ 70000   0     0       6000    0       0      0
Asst. Sec. 12/31/05   $ 56517 44500   0       500     0       0      0
and Director

Gordon     12/31/03   0         0   $24000(2) 0       0       0      0
Berry      12/31/04   0         0   $48000(2) 0       0       0      0
Director   12/31/05   0         0   $48000(2) 500     0       0      0

Alan       12/31/03   0         0   $24000(2) 0       0       0      0
Costilo    12/31/04   0         0   $48000(2) 0       0       0      0
Director   12/31/05   0         0   $48000(2) 0       0       0      0

Bill McLay 12/31/05   $34,135   0     0       0       0       0      0

          (1) Medical insurance is paid as part of Mr. Spencer's salary; Mr. Geronian gets his medical insurance paid.

          (2) We paid these amounts to Messrs. Berry and Costilo as independent contractors, rather than as employees.

Bonuses and Deferred Compensation.
----------------------------------

     None.

Compensation Pursuant to Plans.
-------------------------------

     None.

Options/SAR Grants.
-------------------

                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------

                               Individual Grants
                               -----------------

(a)                  (b)             (c)             (d)           (e)

                   Number of       % of Total
                   Securities      Options/SARs
                   Underlying      Granted to        Exercise or
                   Options/SARs    Employees in      Base Price    Expiration
Name               Granted (#)     Fiscal Year       ($/Sh)        Date
----               -----------     -----------       ------        ----

Christopher J.     500              5.9%               (1)           (2)
Spencer

Armen Geronian     500              5.9%               (1)           (2)

Gordon Berry       500              5.9%

Alan Costilo       500              5.9%

     (1) Services valued at the bid price of Wizzard's common stock per share.

     (2)  These options were exercised immediately after they were granted.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.
---------------------------------------------------------------------------
 (a)                (b)              (c)             (d)           (e)
                                                   Number of
                                                   Securities    Value of
                                                   Underlying    Unexercised
                                                   Unexercised   In-the-Money
                                                   Options/SARs  Options/SARs
                                                   at FY End (#) at FY End($)
                  Shares Acquired   Value          Exercisable/  Exercisable/
Name              on Exercise (#)   Realized ($)   Unexercisable Unexercisable
----              ---------------   ------------   ------------- -----------

Christopher J.      500             (1)             -0-           -0-
Spencer

Armen Geronian      500             (1)             -0-           -0-

Gordon Berry        500             (1)             -0-           -0-

Alan Costilo        500             (1)             -0-           -0-

     (1) Services valued at the bid price of Wizzard's common stock per share.

Pension Table.
--------------

     None.

Other Compensation.
-------------------

     None.

Compensation of Directors.
--------------------------

     None.


Employment Contracts.
---------------------

     None.

Termination of Employment and Change of Control Arrangements.
-------------------------------------------------------------

     None.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     Each of Wizzard's directors, executive officers and 10% owners have filed a Form 3 Initial Statement of Beneficial Ownership with the Securities and Exchange Commission as follows:

       Name                                   Filing Date
       ----                                   -----------
       Christopher J. Spencer                 2/04/02
       Armen Geronian                         2/04/02
       Gordon Berry                           2/04/02
       Alan Costillo                          2/04/02
       Voice Recognition Investment, L.P.     2/06/02

     In addition, the following directors filed Form 4 Statements of Changes in Beneficial Ownership of securities on or about the dates indicated:

                                              Filing          Transaction
       Name                                   Date            Date
       ----                                   ----            ----

       Christopher J. Spencer                 3/14/05         10/8/04
                                              3/14/05         2/15/05
                                              9/15/06         9/11/06
                                              9/19/06         9/14/06

       Armen Geronian                         9/11/03         9/05/02
                                              3/12/03         3/04/03
                                              3/15/04         3/12/04
                                              5/25/04 (1)     3/12/04
                                              3/14/05         10/8/05
                                              3/14/05         2/15/05

       Gordon Berry                           9/09/02         8/28/02
                                              3/12/03         3/04/03
                                              1/06/04        12/10/03
                                             12/16/04         10/8/04
                                              1/18/05         1/12/05
                                              3/14/05         2/15/05

       Alan Costilo                          11/01/02        10/28/02
                                             12/16/04         10/8/04
                                             12/16/04        12/15/04
                                              3/14/05         2/15/05

         (1) This filing was an amendment to the Form 4 that Mr. Geronian initially filed on March 15, 2004.

                              FINANCIAL STATEMENTS
                              --------------------

(1)       Consolidated Financial Statements for the years ended
          December 31, 2005 and 2004

          Independent Auditors Report

          Consolidated Balance Sheet - December 31, 2005

          Consolidated Statements of Operations for the years ended December 31, 2005 and 2004
          Consolidated Statement of Stockholders' Equity for the years ended December 31, 2005 and 2004

          Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004

          Notes to Consolidated Financial Statements

(2) Unaudited Consolidated Financial Statements for the three and nine months ended September 30, 2006 and 2005

          Unaudited Consolidated Balance Sheet, September 30, 2006

          Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2006 and 2005

          Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005

          Notes to Unaudited Consolidated Financial Statements

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

               CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2005

Gregory & Associates, LLC [Letterhead]
REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
Pittsburgh, Pennsylvania 15213

We have audited the accompanying consolidated balance sheet of Wizzard Software Corporation and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's
internal controls over financial reporting.   An audit includes examining, on
a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation and subsidiaries as of December 31, 2005 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established profitable operations and has incurred significant losses since its inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/S/ Gregory & Associates, LLC

March 2, 2006, except for Note 1,
  for which the Date is May 18, 2006
Salt Lake City, Utah

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET

                                   ASSETS

                                                           December 31, 2005
                                                              ___________
CURRENT ASSETS:
   Cash                                                      $   869,277
   Accounts receivable, net of $74,738 allowance                 299,379
   Inventory, net of $61,690 allowance                            16,877
   Prepaid expenses                                               24,514
                                                             -----------
        Total current assets                                   1,210,047


LEASED EQUIPMENT, net                                            139,844

PROPERTY AND EQUIPMENT, net                                      106,104

GOODWILL                                                         896,570

OTHER ASSETS                                                       5,582
                                                             -----------
           Total assets                                      $ 2,358,147
                                                             ===========
              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                          $   214,953
   Accrued expenses                                              105,619
   Capital Lease   current portion                                35,250
   Notes payable                                                 239,576
   Deferred revenue                                               13,311
   Convertible notes payable   related party                     949,999
                                                             -----------
           Total current liabilities                           1,558,708

CAPITAL LEASE, less current portion                              119,224
                                                             -----------
        Total liabilities                                    $ 1,677,932
                                                             -----------
COMMITMENT & CONTINGENCIES                                             -

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 10,000,000 shares
   authorized, no shares issued and outstanding                        -
   Common stock, $.001 par value, 100,000,000 shares
   authorized,31,939,133 shares issued and outstanding            31,939
   Additional paid-in capital                                 20,123,652
   Accumulated deficit                                       (19,475,376)
                                                            ------------
           Total Stockholders' Equity                            680,215
                                                            ------------
           Total liabilities and stockholders equity        $  2,358,147
                                                            ============


The accompanying notes are an integral part of this consolidated financial statement.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the Years Ended
                                                     December 31,
                                                 ______________________
                                                  2005         2004
                                                 __________   _________
NET SALES                                       $ 1,694,075   $ 525,434

COST OF GOODS SOLD                                  991,005     408,349
                                                 ----------   ---------
  Gross Profit                                      703,070     117,085
                                                 ----------   ---------_

OPERATING EXPENSES:
  Selling expenses                                  457,636     292,851
  General and administrative                      3,150,259   4,369,899
  Research and development                           69,089      65,705
  Compensation for re-pricing warrants              294,258     160,420
  Impairment of goodwill                          1,191,967     522,932
  Impairment of intangible asset                          -     169,797
                                                  _________   _________
        Total Expenses                            5,163,209   5,581,604
                                                  ---------   ---------
LOSS FROM OPERATIONS                             (4,460,139) (5,464,519)
                                                  ---------   ---------

OTHER INCOME (EXPENSE):
  Gain (loss) on disposal of assets                  (4,527)    (38,811)
  Interest expense   related party               (1,519,692)    (20,155)
  Interest expense                                  (19,044)
  Interest income                                    36,540           -
                                                 ----------  ----------
        Total Other Income (Expense)             (1,506,723)    (58,966)
                                                  _________   _________

LOSS BEFORE INCOME TAXES                         (5,966,862) (5,523,485)

CURRENT INCOME TAX EXPENSE                                -           -

DEFERRED INCOME TAX EXPENSE                               -           -
                                                  ---------   ---------
NET LOSS                                        $(5,966,862)$(5,523,485)
                                                  =========   =========
BASIC AND DILUTED LOSS PER COMMON SHARE:          $    (.20)  $    (.20)
                                                  =========   =========
BASIC AND DILUTED WEIGHTED AVERAGE
  COMMON SHARE OUTSTANDING:                      30,334,268  27,306,691
                                                 ==========  ==========




The accompanying notes are an integral part of these consolidated financial statements.

                     WIZZARD SOFTWARE CORPORATION

                  STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                   Common Stock         Additional
                             _________________________    Paid in  Accumulated
                              Shares        Amount        Capital   (Deficit)
                             ___________  ____________ ___________ ___________
BALANCE, December 31, 2003    24,393,881        24,394   7,875,604 (7,985,029)

Issuance of common stock for
cash, less $127,254 offering
costs, at $0.66 per share,
January and May 2004           1,813,187         1,813   1,069,920          -

Compensation for the
re-pricing of warrants to
purchase common stock from
$1.36 to $0.91 per share               -             -     160,420          -

Stock issued upon exercise
of warrants at $0.23 to
$1.41 per share                  710,684           711     663,315          -

Stock issued upon exercise
of options at $1.65 per
share, March 2004                 99,231              99     162,747
-

Stock issued for employees
services upon exercise of
options at $1.61 per share        85,433            85     137,384          -

Stock issued for consulting
services upon exercise of
options at $1.80 to $3.82
per share                         68,530            69     129,081          -

Stock issued for investor
relations consulting
services at $2.50 to $2.97
per share, March 2004            407,000           407   1,156,993          -

Subsidiary stock issued to
for investor relations
services at $1.76 per share            -             -     388,000          -

Stock issued for consulting
services at $1.56 to $2.86
per share                        515,754           516   1,114,055          -

Stock issued in payment of
a $10,016 note payable $614
in accrued expenses and
$78,437 in consulting
services at $2.89 per share,
May 2004                          30,799            31      89,036          -

Stock issued in payment of
accrued interest at accrued
expenses at $3.18 per share,
May 2004                          19,929            20      63,358          -

Stock issued related to the
acquisition of MedivoxRx
Technologies, May 2004           165,038           165     536,960          -

                              Continued

                     WIZZARD SOFTWARE CORPORATION

                  STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 (Continued)

                                   Common Stock         Additional
                             _________________________    Paid in  Accumulated
                              Shares        Amount        Capital   (Deficit)

Stock issued related to the
acquisition of MedivoxRx
Technologies at $1.55 per
share, July 2004                  56,512            57      87,280          -

Stock issued in payment of
penalties related to Delay
in registration of shares
underlying the 8% convertible
note payable at $3.18 per share   21,214            21      67,479          -

Stock issued upon conversion
of note payable at $0.45 per
share and $47,837 of accrued
interest at $2.45 May to
October 2004                     316,458           316     182,521          -

Net loss for the year ended
December 31, 2004                      -             -           - (5,523,485)
                             ___________  ____________ ___________ __________
BALANCE, December 31, 2004    28,703,650  $    28,704 $13,884,153$(13,508,514)
                              ----------  ----------- ----------- -----------
Acquisition of minority
interest in Wizzard
Delaware, January 2005           865,894         866    1,191,101           -

Class B Warrants issued in
connection with convertible
note payable, February 2005            -           -      308,989           -

Class A Warrants issued in
connection with convertible
note payable, February 2005            -           -      516,827           -

Value of Beneficial Conversion
Feature of Convertible notes
payable, February 2005                 -           -      574,184           -

Stock issued upon exercise of
warrants at Prices ranging
from $1.05 to $1.41 per share
January through December, 2005   617,104         617      682,273           -

Acquisition of Interim
Healthcare September 2005         221,149         221      385,785           -

Stock issued upon conversion
of notes payable and $11,915
in accrued interest at $.45 per
share February through
November 2005                    246,235         246      111,679           -

Compensation for warrant which
were repriced and had an
extension of terms,
December 2005                          -           -      294,258           -

                              Continued

                     WIZZARD SOFTWARE CORPORATION

                  STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 (Continued)

                                   Common Stock         Additional
                             _________________________    Paid in  Accumulated
                              Shares        Amount        Capital   (Deficit)

Stock issued for services
and other non-cash expenses at
pricing ranging from $1.68 to
$2.14 per share, February
through December 2005            813,527         813    1,465,434           -

Stock issued upon the exercise
of options for services at
pricing ranging from $1.65 to
$2.21 per share, February
through December 2005             107,177        107      202,642           -

Stock issued upon conversion
of notes payable and $56,692
in accrued interest at $1.36
per share August through
December 2005                    336,791         337      458,923           -

Stock issued for debt relief
at $1.72 per share December
2005                              27,606          28       47,404           -

Net loss for the year ended
December 31, 2005                      -           -           -   (5,966,862)
                              ----------   --------- ----------- ------------
Balance 12/31/2005            31,939,133   $  31,939 $20,123,652 $(19,475,376)
                              ----------   --------- ----------- ------------



The accompanying notes are an integral part of these consolidated financial statements.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 For the Years Ended
                                                     December 31,
                                                 ______________________
                                                  2005         2004
                                                 __________   _________

Cash Flows from Operating Activities:
  Net loss                                      $(5,966,862) $(5,523,485)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Amortization of discount on notes payable     1,400,000            -
    Stock for non cash expenses                   1,668,966    3,005,027
    Compensation for extension and repricing
     warrants                                       294,258      160,420
    Change in allowance for doubtful accounts       (58,084)           -
    Change in allowance for inventory                53,789            -
    Impairment of definite-life intangible assets         -      169,797
    Impairment of goodwill                        1,191,967      522,932
    Loss on disposal of assets                        1,743       38,811
    Depreciation and amortization expense            44,889      152,103
    Change in assets and liabilities:
      Restricted cash                                     -       34,771
      Accounts receivable                           125,626       (5,882)
      Inventory                                      17,158      (11,496)
      Prepaid expenses                               44,224      (48,570)
      Accounts payable                               27,601      (29,940)
      Accrued expense                                62,098       50,903
      Deferred revenue                              (26,203)           -
                                               ------------  -----------
        Net Cash Used in Operating Activities    (1,118,830)  (1,468,064)
                                               ------------  -----------

  Cash Flows from Investing Activities:
  Purchase of property & equipment                  (18,776)     (36,682)
  Proceeds from sale of equipment                     3,000            -
  Payment for business acquisitions                (518,000)           -
  Change in other assets                              2,542       (1,672)
  Cash acquired in business acquisition              34,653            -
                                              -------------  -----------
    Net Cash Used in Investing Activities          (496,581)     (38,354)
                                              -------------  -----------

  Cash Flows from Financing Activities:
  Proceeds from the issuance of common stock        682,918    2,025,859
  Payment of stock offering cost                     (8,433)    (127,283)
  Payments on Capital Lease                         (10,423)           -
  Proceeds from note payable   related party      1,400,000            -
  Payments on note payable - related party          (25,076)           -
                                               ------------  -----------
    Net Cash Provided by Financing Activities     2,038,986    1,898,576
                                               ------------  -----------
 Net Increase in Cash                               423,575      392,158
                                               ------------  -----------
Cash at Beginning of Period                         445,702       53,544
                                               ------------  -----------
Cash at End of Period                          $    869,277  $   445,702
                                               ------------  -----------

                            (Continued)

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Continued)

                                                    For the Years Ended
                                                       December 31,
                                                  ______________________
                                                     2005        2004
                                                  __________ ___________
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                      $   23,874 $     4,387
    Income taxes                                  $        - $         -


Supplemental Schedule of Non-cash Investing and Financing Activities:
  For the Year Ended December 31, 2005

     The Company issued 865,893 shares of common stock valued at $1,191,967, for the acquisition of minority interest of Wizzard-Delaware. The $1,191,967 was recorded as goodwill which was impaired.

     The Company issued Class B warrants valued at $308,989, Class B warrants valued at $516,827 in connection with convertible notes payable. These convertible notes payable also had a beneficial conversion feature valued at $574,184.

     The Company issued 221,149 shares of common stock in connection with the acquisition of Interim Healthcare of Wyoming.

     The Company issued 246,235 shares of common stock upon the conversion of $100,000 in notes payable and $11,925 of accrued interest.

     The Company recorded $294,258 in expenses related to the repricing and extension of terms of certain warrants.

     The Company issued 813,527 shares of common stock for non-cash expenses which totaled $1,466,247.

     The Company issued 107,177 shares of common stock upon the exercise of options for services which totaled $202,749.

     The Company issued 336,791 shares of common stock upon the conversion of $450,001 in notes payable and $56,892 of accrued interest.

     The Company issued 27,606 shares of common stock for debt relief of $47,432.

 For the Year Ended December 31, 2004


     The Company recorded $160,420 in compensation for the re-pricing of 448,883 warrants from $1.36 to $0.91 per share and extending the expiration date from January 1, 2004 to February 29, 2004.

     The Company issued 407,000 common shares for investor relations services valued at $1,157,400.

     The Parent recorded a $388,000 in investor relations expense and a capital contribution for the issuance of 220,000 common shares of Wizzard Software Corp. (Subsidiary).

     The Company issued 19,929 common shares in payment of $63,408 in accrued interest.


                                   (Continued)

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Continued)

For the Year Ended December 31, 2004

     The Company issued 584,284 common shares for consulting services valued at $1,243,721.

     The Company issued 85,433 common shares to employees for services valued at $137,469.

     The Company issued 30,799 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,437 in consulting services.


Supplemental Schedule of Non-cash Investing and Financing Activities:

     For the Year Ended December 31, 2004
     On April 23, 2004, the Company acquired MedivoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MedivoxRx Technologies through the Company issuing 165,038 common shares to acquire all of the issued and outstanding shares of MedivoxRx Technologies, Inc. As a result of the purchase, the Company recorded goodwill of $435,594 as the purchase price of $537,125 exceeded the $101,531 net book value of the assets. On July 9, 2004, the Company issued 56,512 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval on the talking pill bottle and recorded additional goodwill of $87,337.

     The Company issued 21,214 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable.

     The Company issued 316,457 common shares upon conversion of $135,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.



The accompanying notes are an integral part of these consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization   Wizzard Software Corporation ["Parent"], a Colorado
corporation, was organized on July 1, 1998. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. On January 19, 2005, Parent acquired the remaining 5% minority interest of Wizzard Software Corp. ["WSC"], wherein WSC was merged into Parent. The Company engages primarily in the development, sale, and service of custom and packaged computer software products. On May 22, 2001, Parent purchased all of the issued and outstanding shares of Speech Systems, Inc. ["Speech"], a Florida corporation, in a transaction accounted for as a purchase. On April 9, 2004, Parent organized Wizzard Merger Corp. ["WMC"], a New York corporation, to acquired and dissolve into the operations of MedivoxRx Technologies, Inc. ["MedivoxRx"], a New York corporation, in a transaction accounted for as a purchase. WMC engages primarily in the development, sale, and service of a talking prescription pill bottle. On September 8, 2005, Parent purchased all of the issued and outstanding shares of Interim Healthcare of Wyoming, Inc. ["Interim"], a Wyoming corporation, in a transaction accounted for as a purchase. Interim engages primarily in providing healthcare services in Wyoming.

Consolidation   The financial statements presented reflect the accounts of
Parent, WSC, Speech, MedivoxRx, and Interim, the "Company." All significant inter-company transactions have been eliminated in consolidation.

Accounting Estimates   The preparation of financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Reclassification   The financials statements for the period ended prior to
December 31, 2005 have been reclassified to conform to the headings and classifications used in the December 31, 2005 financial statements.

Cash and Cash Equivalents   At December 31, 2005, the Company had cash
balances of $669,277 in excess of federally insured limits.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At December 31, 2005, the Company has an allowance for doubtful accounts of $74,738 which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2005 and 2004, the Company adjusted the allowance for bad debt by $ (58,084) and $16,545, respectively.

Inventory   Inventory consists of software, health care products and supplies and is carried at the lower of cost or market on a first in first out basis.

Depreciation   Depreciation of property and equipment is provided on the
straight-line method over the estimated useful lives of the assets of five years to ten years.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Goodwill and Definite-life intangible assets   Goodwill represented the
excessof costs over the fair value of the identifiable net assets of businesses acquired. Definite-life intangible assets consist of website development cost, patents, trademarks, purchased rights to a Merchant Operating Understanding (for the distribution of the Company's products) and trade secrets of the speech recognition software ActiveX Voice Tools, purchased in the acquisition of Speech Systems, Inc., and a patents pending
and trademarks acquired in the purchase of MedivoxRx Technologies, Inc.   The
Company accounts for Goodwill and definite-life intangible assets in accordance with provisions of Statement of Financial Accounting Standards "SFAS" No. 142, "Goodwill and Other Intangible Assets". Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142. Impairment losses arising from this impairment test, if any, are included in operating expenses in the period of impairment. SFAS No. 142 requires that definite intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Definite-life intangible assets were being amortized over two to five years on a straight-line basis before they were impaired during 2004.

Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at December 31, 2005.
Loss Per Share   The Company computes loss per share in accordance with
Statement of Financial Accounting Standards "SFAS" No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive (see Note 12).

Income Taxes   The Company accounts for income taxes in accordance with
Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

Advertising Costs   Advertising costs are expensed as incurred and amounted to
$92,475 and $3,800 for the period ending December 31, 2005 and 2004.

Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and notes payable are determined by reference to market data and by other valuation techniques as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to their short-term maturities.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue Recognition   Revenue is recognized when earned. The Company's revenue
recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104.

Software - The Company sells packaged and custom software products and related voice recognition product development consulting.

Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has been received and the software has been shipped. Revenue is recognized, net of discount and allowances, at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at December 31, 2005 and 2004 amounted to $0. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided. Such items are included in net revenues and amounted to $ 16,250 and $29,050 at December 31, 2005 and 2004, respectively.

Healthcare   The Company recognizes revenue from the providing of healthcare services when the services are provided and collection is probable Revenues for the talking bottle are recognized when the product is shipped and collections are probable.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based Payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for stock Issued to Employees" and Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," were recently issued. SFAS No. 152, 153, and EITF 03-1 have no current applicability to the Company or their effect on the financial statements would not have been significant.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material (spoilage) to be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company will be required to adopt the provisions of SFAS No. 151 for fiscal years beginning after June 15, 2005. Management believes the provisions of this Standard will not have a significant effect on our financial position or results of operations.

SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the instruments issued. The Company will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after June 15, 2005. Accordingly, The Company will adopt SFAS No. 123(R) in the third quarter of fiscal 2005 using the modified-prospective method. Management is currently evaluating the impact SFAS No. 123(R) will have on the Company's results of operations as a result of adopting this new Standard.

Stock Options - The Company accounts for the stock option plans in accordance with the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost under SFAS No. 123 has been recognized for the stock option plans or other agreements in the accompanying statement of operations. Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2005 and 2004 consistent with the provisions of SFAS No. 123, the Company's net earnings net of taxes and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                   2005        2004
                                                ----------- -----------
     Net (Loss)                As reported      $(5,966,862)$(5,523,485)
     Add: Stock-based employee compensation
       expense included in reported net income            -           -
     Deduct: Total stock-based employee
       compensation expense determined under
       fair value based method                            -           -
                                                ----------- -----------
     Net (Loss)               Proforma          $(5,966,862)$(5,523,485)
                                                ----------- -----------
     Basic and diluted loss per share
                              As reported       $      (.20)$      (.20)
                              Proforma          $      (.20)$      (.20)

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Research and Development Cost - The Company expenses the cost of developing new products as incurred as research and product development costs. Included in general and administrative expense at December 31, 2005 and 2004 are $69,089 and $65,705, respectively, of research and development costs associated with the development of new products.


RESTATEMENT - The financial statements have been restated to record $44,861 in payroll liabilities associated with stock issued to employees during 2005 and 2004. The effect on the financial statements at December 31, 2005 and 2004 and for the Years Ended December 31, 2005 and 2004 are as follows:


                          December 31, 2005              December 31, 2004
                    ___________________________    __________________________
                     As Previously                  As Previously
                        Reported      Restated        Reported      Restated
                    ___________________________    __________________________

Accrued expenses     $    60,758    $  105,619     $     13,064    $   49,709
Accum. (Deficit)     (19,430,515)  (19,475,376)     (13,471,869)  (13,508,514)
General &
  Administrative       3,142,043     3,150,253        4,333,254     4,369,899
Net (Loss)            (5,958,646)   (5,966,862)      (5,486,840)  (5,523,485)
Net (Loss) Per Share $      (.20)   $     (.20)    $       (.20)  $     (.20)


Subsequent to December 31, 2005, the Company affected an 11 for 10 forward stock split. All references to stock issuances have been reflected in these financial statements.

NOTE 2   GOING CONCERN
The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses from inception, has current liabilities in excess of current assets, has not generated any cash flow from operating activities, and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3   ACQUISITION
On September 8, 2005, Parent acquired Interim Health Care of Wyoming pursuant to a Stock Purchase Agreement signed September 8, 2005. The agreement called for Parent to pay $518,000 and to issue 221,149 shares of common stock valued at $386,006 for 100% of the outstanding stock of Interim Health Care of Wyoming. The financial statements include the operations of Interim from September 8, 2005 through December 31, 2005. The Company acquired Interim withthe intention of diversifying the Company's operations into other industries.

Contingent incentives   As part of the Interim of Wyoming, Inc. acquisition,
the Company agreed to issue additional shares of common stock upon Interim achieving certain financial results. Phase I incentives would include the seller to receive an additional payment of two (2) times the Interim EBITDA for the year ended September 30, 2006, based upon the amounts that exceeds theInterim EBITDA for the year ended December 31, 2004. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

Phase II incentives include the seller to receive an additional payment of two times the EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3   ACQUISITION   continued

The following unaudited proforma information summarizes the estimated fair values of the assets acquired and the liabilities assumed at September 8, 2005(purchase date):

     Cash                               $     34,653
     Accounts receivable                     389,705
     Inventory                                 1,130
     Property & equipment                    177,478
     Accounts payable                        (79,644)
     Accrued expenses                        (63,466)
     Note payable                           (250,000)
     Capital lease obligation               (162,906)
     Deferred revenue                        (39,514)
                                        ------------
     Net estimated fair value of assets
     acquired                                  7,436
     Goodwill                                896,570
                                        ------------
     Purchase Price                     $    904,006

     The following unaudited proforma information summarizes the estimated results of operations as if the acquisition had occurred at the beginning of the period presented:
                                                         For the Year
                                                            Ended
                                                         December 31,
                                                      ____________________
                                                        2005         2004
                                                     ----------- ----------
       Net revenues                                  $3,027,160  $2,711,555
                                                     ----------- ----------
       Net loss                                     $(5,961,572)$(5,341,731)
                                                     ----------  ----------
       Loss per common share                         $     (.20) $     (.20)
                                                     ----------  ----------

NOTE 4   INVENTORY

The following is a summary of inventory at December 31, 2005:

        Raw materials                                       $   65,485
        Finished goods                                          13,082
        Less: Allowance for obsolete inventory                 (61,690)
                                                            ----------
                                                            $   16,877
                                                            ----------

The Company estimates that an allowance for slow moving or obsolete inventory was necessary at December 31, 2005 in the amount of $61,690. During the year ended December 31, 2005, the Company expensed $61,690 related to the allowance.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   PROPERTY & EQUIPMENT

The following is a summary of property and equipment at:

                                                          December 31
                                             Life            2005
                                                          __________

     Furniture, fixtures and equipment       2   10 yrs   $  168,023
     Production molds                          3 yrs          47,710
     Software                                 2   5 yrs       11,964
                                                          ----------
                                                             177,997
    (Less) Accumulated Deprecation                          (121,593)
                                                          ----------
    Property & Equipment, net                             $  106,104
                                                          ----------

Depreciation expense for the year ended December 31, 2005 and 2004 was $37,640 and $34,943, respectively. The Company terminated its lease agreement in 2004 and recorded a loss of $38,869 in abandoned leasehold improvement.

The following is a summary of leased equipment at:
                                                            December 31
                                                  Life            2005
                                                             __________


          Leased Equipment                        5.25 Yrs  $    223,750
          Less:  Accumulated Depreciation                        (83,906)
                                                             ___________
                      Net Leased Equipment                   $   139,844

Amortization expense for the year ended December 31, 2005 and 2004 was $7,249 and $0, respectively.

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS

The Company has classified its intangible assets as a definite-life intangible asset and is amortizing them on a straight-line basis over two to five years. During December 2004 the Company used the estimated future cash flows to test the remaining intangible assets for impairment and recorded an impairment of intangible assets determined that the Company's intangible assets were impaired. Amortization expense of $0 and $117,160 was recorded for the year ended December 31, 2005 and 2004 and has been included in cost of goods sold.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS - continued

The following is a summary of intangibles:

                                                                 December 31,
                                                     Life             2005

       Active X Voice Tools Software                    5 years     $500,000
       Trademarks, patents, website registrations  2 to 5 years       23,503
       Memorandum of Understanding                      5 years       66,227
                                                                    --------
                                                                     589,730
       Accumulated amortization                                     (419,933)
       Impairment                                                   (169,797)
       Intangibles, net                                            $       -
                                                                   ---------
Goodwill - On April 23, 2004, the Company recorded goodwill of $435,594 in connection with the acquisition of MedivoxRx Technologies, Inc. as the purchase price of $537,125 exceeds the $101,531 net book value of the assets acquired. During July 2004, the Parent recorded an additional $88,120 in goodwill with the issuance of 56,512 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval.

The following is a summary of goodwill:
                                                             For the Year
                                                                Ended
                                                              December 31,
                                                           2005         2004

       Goodwill at beginning of period                   $     -     $    -

       Goodwill from acquisition of
       MedivoxRx                                               -    435,594

       Additional goodwill from acquisition
       of MedivoxRx from the issuance
       of contingent consideration                             -     88,120

       Goodwill from acquisition of 5%
       Minority interest                               1,191,967          -

       Goodwill from acquisition of Interim              896,570          -

       Impairment of goodwill                         (1,191,967)  (523,714)
                                                     -----------  ---------
       Goodwill at end of period                     $   896,570  $       -
                                                     -----------  ---------

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS - continued

Impairment - During 2005 and 2004, the Company performed its annual test of impairment of goodwill and intangible assets by comparing the net carrying value including goodwill of the assets with the present value of future cashflows. Fair value was estimated using the expected present value of discounted future cash flows of the businesses within Wizzard Software Corporation. When making these estimates, we were required to make estimates of future operating trends and judgments on discount rates and other variables. Actual future results and other assumed variables could differ from those estimated.

The result of the annual impairment test indicated that the carrying value of $1,191,967 and $522,932 in goodwill and $0 and $169,797 in intangible assets exceeded their implied fair value and an impairment charge and was recorded in the consolidated statement of operations. The goodwill impaired relates to the acquisition of the remaining minority interest of Wizzard Delaware and of the acquisition of MedivoxRx Technologies. The intangibles assets impaired related to the unamortized balance of the Active X Voice Tools Software, Trademarks, patents, website registrations and Memorandum of Understanding.

NOTE 7  NOTES PAYABLE

Convertible Note Payable - On September 14, 2001, the Company issued a Series 2001-A 8% convertible note payable of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note was convertible into the Company's common stock at the lesser of $0.45 per share or 75% of the closing bid price. During the year ended December 31, 2001, $15,000 of the note with related accrued interest of $208 was converted into 33,457 shares of common stock. During the year ended December 31, 2004 $135,000 of the note with related accrued interest of $47,837 was converted into 316,458 common shares. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $250,000 discount on the note. The discount was recorded as interest expense on September 14, 2001 as the note was immediately convertible. The note called for the Company to register the underlying shares into which the note can be converted by March 15, 2002, which did not occur. On May 3, 2004 the Company issued 21,214 restricted common shares for the payment of the $67,500 penalty for the delay in the registration equal to $7,500 for the first month then $10,000 for every month thereafter through October 2002. During the year ended December 31, 2005, the Company issued 246,235 shares of common stock in payment of the remaining $100,000 and $11,925 in accrued interest.

Related Party Note Payable   During the year ended December 31, 2001, a
shareholder loaned the Company $46,076. The demand note is unsecured and accrues interest at 5% per annum. In May 2005, the Company repaid the remaining $25,076 in principle and $4,830 in accrued interest.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7  NOTES PAYABLE - continued

On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors purchased promissory notes having a total principal amount of $1,400,000, convertible into shares of the Company's common stock at a price of $1.36 per share, and bearing an annual interest rate of five percent; Class A Warrants to purchase a total of 513,334 shares of common stock at a price of $2.27 per share, exercisable for three years; and Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the Registration Statement. In December 2005, the Company repriced 513,333 of the Class B warrants from $1.36 to $1.05 exercise price and were immediately exercised. Also in December 2005, the remaining 513,333 Class B warrants had their life extended one year.

NOTE 8   CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $0.001 par value. As of December 31, 2005, no shares were issued and outstanding.

Common Stock - The Company has authorized 100,000,000 shares of common stock, $0.001 par value. As of December 31, 2005, 31,939,133 shares were issued and outstanding.

Subsequent to December 31, 2005, the Company affected an 11 for 10 forward stock split. All references to stock issuances have been reflected in these financial statements.

During 2004, the Company issued 710,684 common shares upon the exercise of warrants outstanding to purchase common stock of the Company at $0.23 to $1.41 per share.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 8   CAPITAL STOCK - continued

During 2004, the Company issued a total of 184,663 common shares upon exercise of options issued for $300,315 in employee compensation.

During 2004, the Company issued 68,530 common shares upon exercise of options issued for $129,150 in consulting services.

During January 2004, the Company raised an additional $1,071,733 through the issuance of 1,813,187 common shares and 906,591 warrants to purchase common shares at $1.41 per share, expiring January 23, 2007. The Company has registered the common shares issued and all of the shares of common stock underlying the Warrants (the "Warrant Shares").

During the year ended December 31, 2004, the Company issued 407,000 common shares for $1,157,400 in investor relations consulting services.

During 2004, the Company issued 515,754 common shares in payment of $1,114,571 in consulting services.

On April 23, 2004, the Company acquired MedivoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MedivoxRx Technologies through the Company issuing 165,038 common shares to acquire all of the issued and outstanding shares of MedivoxRx Technologies, Inc. During July 2004, the Parent issued an additional 56,512 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval.
Additionally, the Company has agreed to issue as many as additional 1,650,000 common shares to the former shareholders of MedivoxRx Technologies, Inc. if certain development, acceptance and profitability milestones are met (See Note
3).

On May 3, 2004, the Company issued 21,214 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable (See Note 6).

The Company issued 316,457 common shares upon conversion of $135,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.

On May 3, 2004, the Company issued 19,929 common shares in payment of $63,408 in accrued interest.

On May 3, 2004, the Company issued 30,799 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,408 in consulting services.

Common Stock of Wizzard Software Corp. (Subsidiary)   On September 23, 2004,
the board of directors of Wizzard Software Corp (Subsidiary) approved the issuance of 220,000 common shares to an investor relations firm of the Parent. The issuance decreased the Parent's ownership percentage in Wizzard Software Corp. (Subsidiary) from 96% to 95%. The Parent recorded the issuance as consulting expense for the $388,000 or $1.76 per share in consulting services.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK - continued

During January 2005, the Company issued 865,893 shares of common stock valued at $1,191,967, for the acquisition of minority interest of Wizzard-Delaware. The $1,191,967 was recorded as goodwill which was impaired.

During February 2005, the Company issued Class B warrants valued at $308,989, Class B warrants valued at $516,827 in connection with convertible notes payable. These convertible notes payable also had a beneficial conversion feature valued at $574,184.

During September 2005, the Company issued 221,149 shares of common stock in connection with the acquisition of Interim Heathcare of Wyoming, Inc.

During 2005, the Company issued 617,104 shares of common stock upon the exercise of warrants at prices ranging from $1.05 to $1.41.

During 2005, the Company issued 246,235 shares of common stock upon the conversion of $100,000 in notes payable and $11,925 of accrued interest.

During December 2005, the Company recorded $294,258 in expenses related to the repricing and extension of terms of certain warrants.

During 2005, the Company issued 813,527 shares of common stock for services which totaled $1,466,247.

During 2005, the Company issued 107,177 shares of common stock upon the exercise of options for services which totaled $202,749.

During 2005, the Company issued 336,791 shares of common stock upon the conversion of $450,001 in notes payable and $56,892 of accrued interest.

During 2005, the Company issued 27,606 shares of common stock for debt relief of $47,432.

NOTE 9   STOCK OPTIONS & WARRANTS

2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (2002 Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients). The total number of shares of common stock available under the Plan may not exceed 1,100,000. At December 31, 2005 and 2004, total options available to be granted under the Plan amounted to 15,684 and 15,684, respectively. During 2004, the Company granted 99,231 options which were immediately exercised for services valued at $152,020.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9   STOCK OPTIONS & WARRANTS - continued

2004 Stock Option Plan - During 2004, the Board of Directors adopted a Stock Option Plan (2004 Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients). The total number of shares of common stock available under the Plan may not exceed 220,000. At December 31, 2005, total options available to be granted under the Plan amounted to 66,037. During 2005 and 2004, the Company granted 61,967 and 153,962 options which were immediately exercised for services valued at $127,947 and $266,619, respectively.

2005 Stock Option Plan - During 2005, the Board of Directors adopted a Stock Option Plan (2005 Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code (Section 422 provides certain tax advantages to the employee recipients). The total number of shares of common stock available under the Plan may not exceed 220,000. At December 31, 2005, total options available to be granted under the Plan amounted to 174,790, respectively. During 2005, the Company granted 45,210 options which were immediately exercised for services valued at $74,802.

The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 2005 and 2004 risk-free interest rates of 3.2% and 1.2% expected dividend yields of zero, expected volatility 0.0%, and no expected life as the options were immediately exercised.

A summary of the status of the options granted under the Company's 2005, 2004, and 2002 stock option plans and other agreements at December 31, 2005 and 2004 and changes during the year then ended is presented below:

                            December 31, 2005          December 31, 2004
                          _____________________       _____________________
                            Weighted Average            Weighted Average
                         Shares  Exercise Price      Shares  Exercise Price
                        ________  _____________     _________   __________
Outstanding at beginning
of period                     -   $         -              -    $        -
     Granted            107,177          1.89        253,193          1.70
     Exercised         (107,177)         1.89       (253,193)         1.70
     Forfeited                -             -              -             -
     Expired                  -             -              -             -
                        ________  _____________     _________  ___________
Outstanding at end
of Period                     -   $         -              -    $        -
                        ________  _____________     _________  ___________
Weighted average fair value of options granted
  during the year       107,177   $      0.00        253,193    $     0.00
                        ________  _____________     _________  ___________

Warrants   The Company granted warrants to purchase 448,883 shares of common stock at $1.36 per share, expiring August 6, 2002 through January 1, 2004, for services rendered in connection with the Company's private placement. On January 1, 2004, the Company recorded a $160,420 expense for re-pricing of 408,076 warrants to purchase common stock from an exercise price of $1.36 per share reduced to $0.91 per share and extending the expiration date of the warrants from January 1, 2004 to February 29, 2004. The warrants were exercised during February 2004.

On January, 23, 2004, and May 17, 2004, the Company issued a total of 906,591 warrants to purchase common stock at exercise prices of $1.41 per share, which expire on January 23, 2007. The warrants were granted in connection with a private placement. During December 2004, 63,800 of the warrants were exercised.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9   STOCK OPTIONS & WARRANTS - continued

During 2001, the Company granted warrants to purchase 126,500 shares of common stock at prices ranging from $.23 to $0.91 per share, expiring through October 18, 2004 in connection with consulting contract and recorded $56,660 in consulting expense. During February, 2004, 82,500 and 44,000 of these warrants were exercised at $0.91 and $0.23 per share, respectively.

In August 2000, the Company granted warrants to purchase 71,500 shares of common stock at $1.14 per share. On February 13, 2004, these warrants were exercised.

The Company issued 22,642 common shares upon the exercise of options valued at $48,372 to employees.

During 2005, the Company issued 617,104 shares of common stock upon the exercise of warrants at prices ranging from $1.05 to $1.41.

A summary of the status of the warrants granted at December 31, 2005 and 2004 and changes during the year then ended is presented below:



                                 December 31, 2005         December 31, 2004
                                  Weighted Average          Weighted Average
                              Shares Exercise Price     Shares Exercise Price

  Outstanding at beginning of year    864,791  $1.41          688,883   $1.16
       Granted                      1,697,423   1.66          906,591   $1.41
       Exercised                     (639,105)  1.13         (710,683)  $0.94
       Forfeited                            -      -               -       -
       Expired                              -      -               -       -
                                  -----------  -----       ---------   -----
  Outstanding at end of year        1,923,109  $1.79        864,791   $1.41
                                  -----------  -----       ---------   -----

NOTE 10   INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2005 operating loss carryforwards of approximately $18,500,000 which may be applied against future taxable income and which expires in various years through 2025.

The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $6,290,000 as of December 31, 2005, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2005 is approximately $2,040,000.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11   LEASES

Capital Lease - The Company is leasing equipment on a 63-month capital lease terminating in August 2008. Monthly payments of $3,750 began in June 2003 and a payment of $54,688 is due at termination. At December 31, 2005, the Company had recorded equipment on capital lease at $223,750 with related accumulated depreciation of $83,906. During the year ended December 31, 2005 and 2004, depreciation expense for equipment on capital lease amounted to $7,249 and $0, respectively, and has been included in depreciation expense. During the year ended December 31, 2005 and 2004, interest expense on capital lease obligation amounted to $3,789 and $0, respectively.

  Future minimum capital lease payments are as follows for the twelve-month periods ended December 31,:

       2006                                                      $  45,000
       2007                                                         45,000
       2008                                                         84,688
                                                                 _________
     Total minimum lease payments                                  174,688
     Less amount representing interest                             (20,214)
                                                                 _________
     Present value of minimum lease payments                       154,474
     Less current portion                                          (35,250)
                                                                 _________
                                                                 $ 119,224
                                                                 _________

The Company leases office space, in Pennsylvania, under an operating lease agreement, which calls for monthly payments of $3,672 and expires on August 1, 2007. The Company leases additional office space, in Casper, Wyoming from the former owner of Interim Healthcare of Wyoming, Inc. and current shareholder and employee, under an operating lease agreement, which calls monthly payments of $4,750 and expired on June 1, 2007.

The future minimum lease payments for non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2005 are as follows:

        Year ending December 31,                        Lease Payments
             2006                                               101,064
             2007                                                49,454
             2008                                                     -
             Thereafter                                               -
                                                         ______________
       Total Minimum Lease Payments                      $      150,518

Lease expense charged to operations was $75,340 and $62,737 for the years ended December 31, 2005 and 2004.

NOTE 12   LOSS PER SHARE

The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented for the years ended December 31,:

                                                        2005      2004
  Loss) from continuing operations
  available to common shareholders (numerator)  $(5,966,862)    $(5,523,485)
                                                -----------     -----------
  Weighted average number of common
  shares outstanding during the period
  used in loss per share  (denominator)          30,334,268      27,306,691
                                                -----------     -----------

At December 31, 2004, the Company had 864,791 warrants outstanding to purchase common stock of the Company at $0.23 to $1.41 per share and a convertible note payable wherein the holder could convert the note into a minimum of 220,000 shares of common stock; which were not included in the loss per share computation because their effect would be anti-dilutive.

At December 31, 2005, the Company had 1,923,109 warrants outstanding to purchase common stock of the Company at prices ranging from $1.36 to $2.27 per share and a convertible note payable which may be converted into approximately 696,300 shares of common stock which were not included in the loss per share computation because their effect would be anti-dilutive. See
Note 16 for subsequent issuances of common stock and common stock quivalents. The Company may be obligated to issue additional shares in connection with the acquisitions of MedivoxRx and Interim Health Care of Wyoming, Inc. (See Note
14).

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13   CONCENTRATION OF REVENUES

During the year ended December 31, 2005 and 2004, 33% and 47%, respectively, of the Company's revenue was derived from the sale of AT&T's OEM Natural Voices desktop products.

During the year ended December 31, 2005 and 2004, 24% and 35%, respectively, of the Company's revenue was derived from the sale of IBM's OEM ViaVoice desktop products.

NOTE 14   COMMITMENTS & CONTINGENCIES

The Company is from time to time involved in routine legal and administrative proceedings and claims of various types. While any proceedings or claim contains an element of uncertainty, Management does not expect on our results of operations or financial position.

Contingent Consideration for the Acquisition of MedivoxRX   In connection with
the acquisition of MedivoxRx, Parent will issue an additional 110,000 restricted common shares to the former stockholders of MedivoxRx if Wizzard Merger Corp. achieves repeat sales of at least 250 units per month from at least 15 VA sites for three consecutive months with a specified gross margin. Parent will also issue an additional 55,000 restricted common shares to the former stockholders of MedivoxRx if Wizzard Merger Corp. pill bottle simultaneously loads the prescription while the label is being printed and is approved and accepted by any Veterans Administration Hospital. Parent will further issue an additional 687,500 restricted common shares to the former stockholders of MedivoxRx if Wizzard Merger Corp. meets revenue and profit projections for the second year of operations forward from the April 23, 2004 acquisition date.

In connection with the agreement with AT&T to sell to AT&T's OEM Natural Voices desktop product licenses the Company is required to make minimum purchase of $125,000 per each six month period beginning July 2004 through June 2007.

In connection with the agreement with IBM to sell IBM's OEM ViaVoice desktop products licenses the Company is required to make minimum purchases of $12,500 per quarter beginning July 2003 through June 2005.

Contingent Consideration for the Acquisition of Interim Health Care of
Wyoming, Inc.   As part of the Interim of Wyoming, Inc. acquisition, the
Company agreed to issue additional shares of common stock upon Interim achieving certain financial results. Phase I incentives would include the seller to receive an additional payment of two (2) times the Interim EBITDA for the year ended September 30, 2006, based upon the amounts that exceeds the Interim EBITDA for the year ended December 31, 2004. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

Phase II incentives include the seller to receive an additional payment of two times the EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15   SEGMENT REPORTING

The Company's operations are divided into two independent segments   software
and healthcare. The Company does not have any inter-segment revenues and the Company uses the same accounting principles used to prepare the consolidated financial statements for both operating segments.

At December 31, 2005, all of the Company's assets are located within the United States of America.

Software - The Company attributes revenues from the development, sale, and service of custom and packaged computer software products at the time the product is shipped and collections are likely.

Healthcare - The Company attributes revenue from the development, sale, and service of talking prescription pill bottles and healthcare services at the time the services are rendered and collections are likely.

The following is a summary of the Company's operations by segment for the year ended December 31, 2005 and 2004:

                                     2005                   2004
                          ___________________________________________________
                     Software   Healthcare Total  Software Healthcare Total

Net revenues      $1,012,091 $ 681,984 $1,694,075 $ 510,334 $15,100 $ 525,434
Cost of sales        494,044   495,961    991,005   392,924  15,425   408,349
General and
 administrative    1,224,661 2,219,856  3,444,517 4,431,403  97,916 4,529,319
Selling              183,846   273,790    457,636   126,462 166,389   292,851
Research and
 development          58,795    10,294     69,089         -  65,705    65,705
Impairment of
 goodwill/
 Intangibles       1,191,967         -  1,191,967   164,205 528,524   692,729
Interest income            -    36,540     36,540         -       -         -
Interest expense   1,518,906    19,830  1,538,736    20,155       -    20,155
Loss on disposal
 of assets             4,527         -      4,527    38,811       -    38,811
Income tax benefit
 (expense)                 -         -          -         -       -         -
                   --------- --------- ---------- --------- ------- ---------
Net Income
(loss)  (3,665,655)$(2,301,206)$(5,966,862)$(4,664,626)$(858,859)$(5,523,485)

Financial information is summarized by geographic segment for the year ended December 31, 2005 and 2004:
                              2005                   2004
                         ______________________________________________
                    Domestic   Foreign   Total     Domestic  Foreign  Total
                    ---------- -------- ---------- -------- -------- --------
     Net revenues   $1,337,896 $356,179 $1,694,075 $372,867 $152,567 $525,434
                    ---------- -------- ---------- -------- -------- --------

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16   SUBSEQUENT EVENTS

On January 19, 2006, the Company issued 110,000 common shares for consulting services valued at $180,000.

Subsequent to December 31, 2005, the Company issued 42,080 shares of common stock to employees and non-employees for services rendered upon the exercise of options at $1.65 per share. These options were granted subsequent to December 31, 2005.

Subsequent to December 31, 2005, The Company issued 55,628 shares of common stock upon the conversion of $75,000 and related accrued interest of $854 at $1.36 per share.


Subsequent to December 31, 2005, the Company affected an 11 for 10 forward stock split. All references to stock issuances have been reflected in these financial statements.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
          UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                       September 30, 2006

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                             CONTENTS




     Unaudited Consolidated Balance Sheet,
          September 30, 2006

     Unaudited Consolidated Statements of Operations, for the three months and nine months ended
          September 30, 2006 and 2005

     Unaudited Consolidated Statements of Cash Flows, for the nine months ended September 30, 2006 and 2005

  Notes to Unaudited Consolidated
          Financial Statements

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
              UNAUDITED CONSOLIDATED BALANCE SHEET

                             ASSETS
                                                             September 30,
                                                                  2006

  ___________
CURRENT ASSETS:
  Cash                                                       $  133,365
  Accounts receivable, net of $51,738 allowance                 431,506
  Inventory, net of $55,290 allowance                            13,437
  Prepaid expenses                                               83,719
                                                            ___________
     Total current assets                                       662,027

LEASED EQUIPMENT, net                                           115,871

PROPERTY AND EQUIPMENT, net                                      82,455

GOODWILL                                                      1,200,205

OTHER ASSETS                                                      3,582
                                                             __________
     Total assets                                           $ 2,064,140
                                                            ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                          $   115,257
  Accrued expenses                                               78,174
  Capital lease   current portion                                35,250
  Notes payable                                                 674,999
  Contingent payable on acquisition                              99,265
                                                            -----------
     Total current liabilities                                1,002,945

CAPITAL LEASE, less current portion                              93,020
                                                            -----------
     Total liabilities                                      $ 1,095,965
                                                            -----------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares
     authorized, no shares issued and outstanding                     -
  Common stock, $.001 par value, 100,000,000 shares
     authorized, 33,899,157 shares issued and outstanding        33,899
  Additional paid-in capital                                 23,520,891
  Accumulated deficit                                       (22,586,615)
                                                            ___________
     Total stockholders' equity                                 968,175
                                                            ___________
     Total liabilities and stockholders' equity            $  2,064,140
                                                           ___________


The accompanying notes are an integral part of this unaudited consolidated financial statement.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                           For the Three            For the Nine
                           Months Ended             Months Ended
                           September 30,            September 30,

                         2006           2005      2006          2005
REVENUE                                                       RESTATED
  Software             $  210,751    $  196,929  $   612,652     $  703,898
  Healthcare              608,839       172,788    1,591,375        180,900
                       ----------    ----------  -----------     ----------
  Total Revenue           819,590       369,717    2,204,027        884,798

COST OF GOODS SOLD
  Software                 94,706        97,610      313,863        362,357
  Healthcare              369,969       110,064      976,050        124,037
                       ----------    ----------  -----------     ----------
  Total Cost of Goods
  Sold                    464,675       207,674    1,289,913        486,394
                       ----------    ----------  -----------     ----------
  Gross Profit            354,915       162,043      914,114        398,404

                       ----------    ----------  -----------     ----------
OPERATING EXPENSES
  Selling expenses        168,283       121,652      393,341        342,448
  General and
   administrative       1,417,769     1,398,260    2,764,527      2,643,539
  Research and
   development             21,507        14,360       44,675         55,689
  Compensation for
   re-pricing warrants          -             -      606,668              -
  Impairment of goodwill        -             -            -      1,191,967
                       ----------    ----------  -----------     ----------
   Total Expenses       1,607,559     1,534,272    3,809,211      4,233,643
                       ----------    ----------  -----------     ----------

LOSS FROM OPERATIONS   (1,252,644)   (1,372,229)  (2,895,097)    (3,835,239)
                       ----------    ----------  -----------     ----------

OTHER INCOME (EXPENSE):
  (Loss) on disposal
   of assets                    -        (4,520)          (9)        (4,520)
  Interest income               -         3,581            -          3,581
  Interest expense        (14,182)      (55,128)    (421,687)    (1,507,193)
  Other income              2,304             -      105,817              -
                       ----------    ----------  -----------     ----------
  Total Other Income
  (Expense)               (11,878)      (56,067)    (315,879)    (1,508,132)
                       ----------    ----------  -----------     ----------

LOSS BEFORE INCOME
TAXES                  (1,264,522)   (1,428,296)  (3,210,976)    (5,343,371)

CURRENT INCOME TAX EXPENSE      -             -            -              -

DEFERRED INCOME TAX EXPENSE     -             -            -              -
                       ----------    ----------  -----------     ----------
NET LOSS              $(1,264,522)  $(1,428,296) $(3,210,976)   $(5,343,371)
                       ----------    ----------  -----------     ----------
BASIC AND DILUTED LOSS
  PER COMMON SHARE:   $     (0.04)  $     (0.05) $     (0.09)   $     (0.17)
                       ----------    ----------  -----------     ----------



The accompanying notes are an integral part of these unaudited consolidated financial statements.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Nine
                                                          Months Ended
                                                          September 30,

                                                      2006            2005
Cash Flows from Operating Activities:                               RESTATED
  Net loss                                        $(3,210,976)  $(5,343,371)

  Adjustments to reconcile net loss to net cash
  used in operating activities:
     Amortization of discount on notes payable              -     1,400,000
     Compensation for extension of debt               382,500             -
     Compensation for re-pricing warrants             606,668             -
     Stock for non cash expenses                    1,361,202     1,504,621
     Impairment of goodwill                                 -     1,191,967
     Non-cash compensation   options issued            99,736             -
     Depreciation and amortization expense             53,848        27,497
     Change in allowance for bad debt                 (23,000)            -
     Change in allowance for slow moving inventory     (6,390)            -
     Change in assets and liabilities:
      Accounts receivable                            (109,126)      (19,097)
      Inventory                                         9,831        10,908
      Prepaid expenses                                (57,205)       56,390
      Accounts payable                                (99,696)      166,309
      Accrued expense                                 (18,193)        8,216
      Deferred revenue                                (13,311)            -
                                                  -----------   -----------
  Net Cash Used in Operating Activities            (1,024,112)     (996,560)
                                                  -----------   -----------

  Cash Flows from Investing Activities:
     Purchase of property & equipment                  (6,226)      (20,371)
     Proceeds from sale of property & equipment             -         3,000
     Acquisition of Switchpod                             202             -
     Acquisition of Interim                                 -      (483,347)
                                                  -----------   -----------
     Net Cash Used in Investing Activities             (6,024)     (500,718)
                                                  -----------   -----------

  Cash Flows from Financing Activities:
     Proceeds from the issuance of common stock       560,004       146,228
     Proceeds from issuance of convertible note payable     -     1,400,000
     Payments on capital lease                        (26,204)            -
     Payments on note payable                        (239,576)      (28,546)
                                                  -----------   -----------
        Net Cash Provided by Financing Activities     294,224     1,517,682
                                                  -----------   -----------
Net Increase (Decrease) in Cash                      (735,912)       20,404

Cash at Beginning of Period                           869,277       445,702
                                                  -----------   -----------
Cash at End of Period                             $   133,365   $   466,106
                                                  ===========   ===========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                      $     8,777   $     6,477
    Income taxes                                  $         -   $         -

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS


Supplemental Schedule of Non-cash Investing and Financing Activities:

For the nine months ended September 30, 2006:

      On January 19, 2006, the Company issued 110,000 restricted common shares valued at $180,000 for consulting services.

      On January 23, 2006, the Company issued 50,330 common shares upon the exercise of options valued at $84,189 to employees and non-employees for services rendered.

      On March 23, 2006, the Company issued 55,628 common shares in payment of a $75,000 note payable and $854 of accrued interest.

      On March 29, 2006, the Company issued 55,672 common shares in payment of a $75,000 note payable and $917 of accrued interest.

      On April 20, 2006, the Company issued 97,153 common shares in payment of a $125,000 note payable and $7,482 of accrued interest.

      On April 20, 2006, the Company issued 45,100 common shares valued at $75,850 to employees and non-employees for services rendered.

      On May 12, 2006, the Company recorded a $606,668 expense for the re-pricing of 513,334 warrants to purchase common stock from an exercise price of $2.27 per share reduced to $1.09 per share. The warrants were immediately exercised.

      On May 18, 2006, the Company issued 247,500 shares of restricted common stock valued at $382,500 to the holders of the 5% notes payables to extend the maturity date of the 5% notes payable to December 28, 2006.

      On May 18, 2006, the Company issued 1,925 common shares upon the exercise of options valued at $2,975 to non-employees for services rendered.

      During May, 2006, the Company issued 54,978 restricted common shares valued at $84,150 for consulting services.

      On July 12, 2006, the Company issued 125,714 restricted common shares valued at $204,572 to acquire the assets of Switchpod, where in, the Company acquired $202 in cash and $204,370 in goodwill.

      During July, 2006, the Company issued 558,800 restricted common shares valued at $868,200 for investor relation services.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

      On July 24, 2006, the Company issued 38,390 common shares upon the exercise of options valued at $57,585 to employees and non-employees for services rendered.

      On July 24, 2006, the Company issued 5,500 restricted common shares valued at $8,250 for consulting services.

      During September 2006, the Company recorded a liability of $99,265 related to the acquisition of Interim for Interim attaining Phase I Incentive. The payment will be made with the issuance of additional shares of Common Stock valued at $74,449 and $24,816 in cash. Had the stock been issued at September 30, 2006, 44,314 shares would have been issued, see footnote 12, Commitment and Contingencies.

For the nine months ended September 30, 2005:

      The Company issued 40,700 common shares valued at $72,874 for consulting services.

      The Company issued 33,825 common shares upon the exercise of options valued at $67,375 for consulting services.

      The Company issued 726,000 common shares valued at $1,316,000 for investor relations services.

      The Company issued 22,939 common shares valued at $48,372 to 18 employees and non-employees for the exercise of options.

      The Company issued 324,755 common shares upon conversion of $290,000 in principal and $2,848 in accrued interest on convertible note payable.

      The Company issued 865,593 common shares for the purchase of the remaining 5% minority shares of WSC. The resulting goodwill of $1,191,967 was impaired immediately.

      The Company paid $518,000 and issued 221,149 common shares valued at $386,006 to acquire Interim where in the Company acquired $34,653 in cash, $389,705 in accounts receivable, $1,130 in inventory, $177,478 in property & equipment, $896,570 in goodwill, $79,644 in accounts payable, $63,466 in accrued expenses, $250,000 in note payable, $162,906 in capital lease obligation, and $39,514 in deferred revenue.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Consolidated Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2006 and 2005 and for the periods then ended have been made. The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-QSB of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2005 audited financial statements. The results of operations for the three months and nine months ended September 30, 2006 and 2005 are not necessarily indicative of the operating results for the full year.

Organization Wizzard Software Corporation ["Parent"], a Colorado corporation, was organized on July 1, 1998. The Company operates in two industry segments, Software and Healthcare. The Software segment engages primarily in the development, sale, and service of custom and packaged computer software products. On September 8, 2005, Parent purchased all of the issued and outstanding shares of Interim Healthcare of Wyoming, Inc. ["Interim"], a Wyoming corporation, in a transaction accounted for as a purchase. Interim engages primarily in providing healthcare services in Wyoming. On July 12, 2006, the Parent purchased all of the assets of Switchpod Technologies ["Switchpod"]. Switchpod engages primarily in providing podcast hosting services. On September 8, 2006, the Parent purchased the assets of Blastpodcast Inc. ["Blastpodcast"]. Blastpodcast engages primarily in providing podcast hosting services.

Consolidation - The financial statements presented reflect the accounts of Parent, MedivoxRx and Interim. All significant inter-company transactions have been eliminated in consolidation.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Reclassification   The financial statements for the period ended prior to
September 30, 2006 have been reclassified to conform to the headings and classifications used in the September 30, 2006 financial statements.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents - At September 30, 2006, the Company had cash balances of $7,608 in excess of federally insured limits.

Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At September 30, 2006, the Company has an allowance for doubtful accounts of $51,738 which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the nine months ended September 30, 2006 and 2005, the Company decreased the allowance for bad debt by $23,000 and $0, respectively.

Inventory - Inventory consists of software, health care products and supplies and is carried at the lower of cost or market on a first in first out basis. During the nine months ended September 30, 2006 and 2005, the Company decreased the allowance for slow moving inventory by $6,399 and $0, respectively.

Depreciation - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets of two to ten years.

Goodwill and Definite-life intangible assets - The Company accounts for Goodwill and definite-life intangible assets in accordance with provisions of Statement of Financial Accounting Standards "SFAS" No. 142, "Goodwill and Other Intangible Assets". Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142. Impairment losses arising from this impairment test, if any, are included in operating expenses in the period of impairment. SFAS No. 142 requires that definite intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at September 30, 2006.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards "SFAS" No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive (see Note 10).

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

Advertising Costs - Advertising costs are expensed as incurred and amounted to $74,807 and $89,053 for the nine months ended September 30, 2006 and 2005, respectively.

Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and notes payable are determined by reference to market data and by other valuation techniques as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to their short-term maturities.

Revenue Recognition - The Company's revenue recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104.

Software - The Company sells packaged and custom software products and related voice recognition product development consulting.

Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has been received and the software has been shipped. Revenue is recognized, net of discount and allowances, at the time of product shipment. Provisions are recorded for bad debts and at September 30, 2006 and 2005 amounted to $0. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Healthcare - The Company recognizes revenue when the healthcare services are provided and collection is probable. Revenues for the talking pill bottle are recognized when the product is shipped and collections are probable.

Stock Options - The Company has stock option plans that provide for stock-based employee compensation, including the granting of stock options, to certain key employees. The plans are more fully described in Note 9. Prior to January 1, 2006, the Company applied APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for awards made under the Company's stock-based compensation plans. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

During the periods presented in the accompanying financial statements, the Company has granted options under its 2004, 2005 and 2006 defined stock options plans. The Company has adopted the provisions of SFAS No. 123R using the modified-prospective transition method and the disclosures that follow are based on applying SFAS No. 123R. Under this transition method, compensation expense recognized during the nine months ended September 30, 2005 included:
(a) compensation expense for all share-based awards granted prior to, but not yet vested as of January 1, 2006, and (b) compensation expense for all share-based awards granted on or after January 1, 2006. Accordingly, non-cash compensation cost of $99,736 has been recognized for grants of options to employees and directors in the accompanying statements of operations with an associated recognized tax benefit of $0 and $0 of which $0 and $0 was capitalized as an asset for the three and nine months ended September 30, 2006. In accordance with the modified-prospective transition method, the Company's financial statements for the prior year have not been restated to reflect, and do not include, the impact of SFAS 123R. Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2005 consistent with the provisions of SFAS No. 123R, the Company's net loss and basic net loss per common share would not have changed.

Research and Development Cost - The Company expenses the cost of developing new products as incurred as research and product development costs. Included in general and administrative expense for the nine months ended September 30, 2006 and 2005 are $45,018 and $55,689, respectively, of research and development costs associated with the development of new products.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restatement - The financial statements have been restated to record $44,861 in payroll liabilities associated with stock issued to employees during 2005 and 2004. The effect on the financial statements increased accumulated deficit by $44,861 and increased general and administrative expense from $2,635,323 to $2,643,539 and increased the net loss from $5,335,155 to $5,343,371 for the nine months ended September 30, 2005. The restatement had no effect on the stated net loss per share for the nine months ended September 30, 2005.

Subsequent to September 30, 2006, the Company affected an 11 for 10 forward stock split. All references to stock issuances have been reflected in these financial statements.

NOTE 2 - GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company's current liabilities are in excess of current assets, and the Company has incurred significant losses and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - INVENTORIES

The following is a summary of inventories:
      September 30, 2006
  Raw materials                           $           56,327
  Finished goods                                      12,400
  Less: Allowance for obsolete inventory             (55,290)
                                          ------------------
                                          $           13,437
                                          ------------------

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - PROPERTY & EQUIPMENT
The following is a summary of property and equipment at:
    September 30
                                              Life              2006
  Furniture, fixtures and equipment           2 - 10 yrs      $  174,249
  Production molds                             3 yrs              47,710
  Software                                    2   5 yrs           11,964
                                                              ----------
                                                                 233,923
  (Less) Accumulated Depreciation                               (151,468)
                                                              ----------
  Property & Equipment, net                                   $   82,455
                                                              ----------


Depreciation expense for the nine months ended September 30, 2006 and 2005 was $29,875 and $27,497, respectively.

The following is a summary of leased equipment at:
    September 30
                                         Life                    2006
  Leased Equipment                         5.25 Yrs              223,750
  Less: Accumulated Depreciation                                (107,879)
                                                               ---------
  Leased Equipment, net                                        $ 115,871
                                                               ---------


Depreciation expense for the nine months ended September 30, 2006 and 2005 was $23,973 and $2,663, respectively.

NOTE 5   GOODWILL / DEFINITE-LIFE INTANGIBLE ASSETS

Intangible Assets - The Company classifies its intangible assets as definite-life intangible assets and amortizes them on a straight-line basis over their estimated useful lives. Amortization expense of $0 was recorded for the nine months ended September 30, 2006 and 2005.

Goodwill - On September 8, 2005, the Company recorded goodwill of $896,570 in connection with the acquisition of Interim Health Care of Wyoming as the purchase price of $904,006 exceeded the $7,436 net book value of the assets acquired. On September 30, 2006, the company recorded additional goodwill of $99,265 in connection with the Phase I Incentives.

On July 12, 2006, the Company recorded goodwill of $204,370 in connection with the purchase of the assets of Switchpod Technologies. The purchase price of $204,572 exceeded the $202 of assets acquired.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   GOODWILL / DEFINITE-LIFE INTANGIBLE ASSETS (Continued)

On September 8, 2006, the Company recorded goodwill of $40,500 in connection with the purchase of the assets of Blastpodcast. The purchase price of $40,500 exceeded the value of the assets acquired.

The following is a summary of goodwill:
                                                   For the nine
                                                   Months ended
                                                   September 30,
                                             2006           2005
Goodwill at beginning of period            $  896,570     $        -

Acquisition of 5% Minority interest                 -      1,191,967
Acquisition of Interim                         99,265        896,570
Acquisition of Switchpod                      204,370              -
Acquisition of Blastpodcast                    40,500              -
Impairment of Goodwill                              -     (1,191,967)
                                           ----------    -----------
Goodwill at end of period                  $1,240,705    $   896,570
                                           ==========    ===========
NOTE 6 - NOTES PAYABLE

On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors purchased promissory notes having a total principal amount of $1,400,000, convertible into shares of the Company's common stock at a price of $1.36 per share, and bearing an annual interest rate of five percent; Class A Warrants to purchase a total of 513,334 shares of common stock at a price of $2.27 per share, exercisable for three years; and Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the Registration Statement. In December 2005, the Company re-priced 513,333 of the Class B warrants from $1.36 to $1.05 exercise price and was immediately exercised. Also in December 2005, the remaining 513,333 Class B warrants had their life extended one year. In May 2006, the Company re-priced 513,334 of the Class A warrants from $2.27 to $1.09 exercise price and were immediately exercised, and the Company issued Class D warrants to purchase a total of 513,334 shares of common stock at a price of $2.27 per share,
exercisable for three years.   On May 4, 2006, the Company issued 247,500
shares of common stock to the holders of the 5% notes payable to extend the maturity date of the 5% notes payable to December 28, 2006.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CAPITAL LEASE OBLIGATION

The Company is leasing equipment on a 63-month capital lease terminating in August 2008. Monthly payments of $3,750 began in June 2003 and a payment of $54,688 is due at termination. During the nine months ended September 30, 2006 and 2005, interest expense on capital lease obligation amounted to $7,546 and $972, respectively.

Future minimum capital lease payments are as follows for the twelve-month periods ended:

  September 30, 2007                          $    45,000
  September 30, 2008                               95,937
                                              -----------
  Total minimum lease payments                    140,937
  Less amount representing interest               (12,667)
                                              -----------
  Present value of minimum lease payments         128,270
  Less current portion                            (35,250)
                                              -----------
                                              $    93,020
                                              ===========
NOTE 8 - CAPITAL STOCK

Preferred Stock   The Company has authorized 10,000,000 shares of preferred
stock, $.001 par value. As of September 30, 2006, no shares were issued and outstanding.

Common Stock   The Company has authorized 100,000,000 shares of common stock,
$.001 par value. As of September 30, 2006, the Company had 33,899,157 common shares issued and outstanding.

Stock for Services   On January 19, 2006, the Company issued 110,000 common
shares valued at $180,000 for consulting services.

On January 23, 2006, the Company issued 50,330 common shares upon the exercise of options valued at $84,189 to employees and non-employees for services rendered.

On April 20, 2006, the Company issued 45,100 common shares valued at $75,850 to employees and non-employees for services rendered.

On May 18, 2006, the Company issued 1,925 common shares upon the exercise of options valued at $2,975 for consulting services.

During May, 2006, the Company issued 54,978 restricted common shares valued at $84,150 for consulting services.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CAPITAL STOCK (Continued)

During July, 2006, the Company issued 558,800 restricted common shares valued at $868,200 for investor relation services.

Conversion of Notes Payable   On March 23, 2006, the Company issued 55,628
common shares in payment of a $75,000 note payable and $854 of accrued interest.

On March 29, 2006, the Company issued 55,672 common shares in payment of a $75,000 note payable and $917 of accrued interest.

On April 20, 2006, the Company issued 97,153 common shares in payment of a $125,000 note payable and $7,482 of accrued interest.

On July 12, 2006, the Company issued 125,714 restricted common shares valued at $204,572 to acquire the assets of Switchpod, where in, the Company acquired $202 in cash and $204,370 in goodwill.

On July 24, 2006, the Company issued 38,390 common shares upon the exercise of options valued at $57,585 to employees and non-employees for services rendered.

On July 24, 2006, the Company issued 5,500 restricted common shares valued at $8,500 for consulting services.

As of September 30, 2006, the Company was liable for the issuance of additional shares of Common Stock valued at $74,449 for Interim attaining Phase I Incentive. Had the stock been issued at September 30, 2006, 44,314 shares would have been issued, see footnote 12, Commitment and Contingencies.

Exercise of Warrants   On May 12, 2006, the Company issued 513,334 common
shares upon exercise of warrants at $1.09.

On May 18, 2006, the Company issued 247,500 shares of common stock to the holders of the 5% notes payables to extend the maturity date of the 5% notes payables to December 28, 2006.

Exercise of Warrants   On January 6, 2005, March 18, 2005, and March 28, 2005,
the Company issued 4,772, 44,000, and 55,000 common shares, respectively, upon the exercise of warrants at $1.41 per share.

Conversion of Notes Payable   During 2005, the Company issued 165,000 common
shares upon conversion of $75,000 of the 8% convertible note payable. During 2005, the Company issued 159,755 common shares upon conversion of $215,000 in principal and $2,848 in accrued interest of the 5% convertible notes payable.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - CAPITAL STOCK (Continued)

Stock for Services - During 2005, the Company issued 21,450 common shares for consulting services valued at $39,025

During 2005, the Company issued 33,825 common shares upon the exercise of options for consulting services valued at $67,375 and the Company issued an additional 726,000 common shares valued at $1,316,000 for investor relations services.

Stock for Consulting Services - On February 15, 2005, the Company issued 22,939 common shares upon the exercise of options for consulting services valued at $48,166. On April 11, 2005, the Company issued 11,000 common shares for Consulting Services valued at $19,000. In August 2005, the Company issued 8,250 common shares for consulting services valued at $2,475 and employee services valued at $12,375.

Acquisition of Minority Interest - On January 19, 2005, the Company shareholders approved the acquisition of the 5% minority interest of Wizzard Software Corp ("WSC") wherein WSC was merged with and into the Parent through the issuance of 865,893 common shares of the Parent for the 865,893 minority shares of WSC.

On September 8, 2005, the Company issued 221,149 common shares as part of the acquisition of Interim Healthcare of Wyoming, Inc.

5% Convertible Notes Payable - On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors ("Subscribers") purchased: 5% convertible promissory notes having a total principal amount of $1,400,000, convertible into 1,026,666 shares of the Company's common stock at a price of $1.36 per share, plus Class A Warrants to purchase a total of 513,333 shares of common stock at a price of $2.27 per share, exercisable for three years; and Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the Registration Statement described below.

The $1,400,000 in proceeds has been recorded as paid in capital based on their relative fair value of $574,184, $308,989 and $516,827, for the beneficial conversion feature of the Convertible Notes Payable, Class A Warrants and Class B Warrants, respectfully. The Company upon issuance recorded interest expense of $1,400,000 for the discount on the note as the note is immediately convertible.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9   STOCK OPTIONS AND WARRANTS

2006 Stock Option Plan   During 2006, the Board of Directors adopted a Stock
Option Plan ("2006 Plan"). Under the terms and conditions of the 2006 Plan, the Board is empowered to grant stock options to employees and officers of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. The total number of shares of common stock available under the 2006 Plan may not exceed 137,500. At September 30, 2006, no options were available to be granted under the 2006 Plan. During the nine months ended September 30, 2006, the Company granted 137,500 options.

2005 Stock Option Plan   During 2005, the Board of Directors adopted a Stock
Option Plan ("2005 Plan"). Under the terms and conditions of the 2005 Plan, the Board is empowered to grant stock options to employees, officers, directors, and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. The total number of shares of common stock available under the 2005 Plan may not exceed 220,000. At September 30, 2006, total options available to be granted under the 2005 Plan totaled 47,294. During the nine months ended September 30, 2006 and 2005, the Company granted 127,495 and 0 options, respectively, which were immediately exercised for service valued at $206,799 and $0, respectively.

2004 Stock Option Plan   During 2004, the Board of Directors adopted a Stock
Option Plan ("2004 Plan"). Under the terms and conditions of the 2004 Plan, the Board is empowered to grant stock options to employees, officers, directors, and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. The total number of shares of common stock available under the 2004 Plan may not exceed 220,000. At September 30, 2006, total options available to be granted under the 2004 Plan totaled 1,100. During the nine months ended September 30, 2006 and 2005, the Company granted 0 and 61,967 options, respectively.

The fair value of option grants during the nine months ended September 30, 2006 and 2005 was determined using the Black-Scholes option valuation model. The significant weighted average assumptions relating to the valuation of the Company's Stock Options for the nine months ended September 30, 2006 and 2005 were as follows:

                                              2006             2005
  Dividend yield                                   0 %          0%
  Expected life                                 10 yrs       0 yrs
  Expected volatility                            94.9%          0%
  Risk-free interest rate                        4.86%         3.2%

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9   STOCK OPTIONS AND WARRANTS (Continued)


A summary of the status of options granted at September 30, 2006, and changes during the period then ended are as follows:

                                       For the Nine Months Ended
                                         September 30, 2006
                                  Weighted          Weighted
                                 Average   Average  Aggregate
                                  Exercise          Remaining  Intrinsic
                              Shares           Price        Contractual Term
          Value

Outstanding at beginning of
 period                                -           -          -          -
Granted                          264,995        1.61  5.0 years          -
Exercised                       (127,495)       1.62  0.0 years          -
Forfeited                              -           -          -          -
Expired                                -           -          -          -
                              ----------     -------  ---------   --------
Outstanding at end of period     137,500        1.59  9.7 years          -
                              ----------     -------  ---------   --------
Vested and expected to vest
in the future                    137,500        1.59  9.7 years          -
                              ----------     -------  ---------   --------
Exercisable at end of period      22,000        1.59  9.7 years          -
                              ----------     -------  ---------   --------
Weighted average fair value of
Options granted                  137,500       $1.59  9.7 years          -
                              ----------     -------  ---------   --------


The Company had no non-vested options at the beginning of the period. At September 30, 2006 the Company had 115,500 non-vested options.

The total intrinsic value of options exercised during the nine months ended September 30, 2006 and 2005 was $0 and $0 respectively. Intrinsic value is measured using the fair market value at the date of exercise (for shares exercised) or at September 30, 2006 and 2005 (for outstanding options), less the applicable exercise price.

During the nine month period ended September 30, 2006 and 2005, the Company expensed $206,799 and $115,747 upon the exercise of awards. The Company realized no tax benefit due to the exercise of options as the Company had a loss for the period and historical net operating loss carry forwards.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9   STOCK OPTIONS AND WARRANTS (Continued)

Warrants A summary of the status of the warrants granted is presented below for the nine months ended:

                           September 30, 2006      September 30, 2005
                    ___________________________    _______________________
                            Weighted Average        Weighted Average
                     Shares      Exercise Price    Shares   Exercise Price
                    ___________________________    _______________________
Outstanding at
  beginning of period  1,923,109          $1.79     864,791          $1.41
  Granted                513,334           2.27   1,540,000          $1.66
  Exercised             (513,334)          1.36    (125,772)         $1.45
  Forfeited                    -              -           -              -
  Expired                      -              -           -              -
                    ------------------------------------------------------
Outstanding at end
  of period            1,923,109          $1.79   2,279,019          $1.58
                    ------------------------------------------------------

NOTE 10 - LOSS PER COMMON SHARE

The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:

                                   For the Three           For the Nine
                                   Months Ended            Months Ended
                                   September 30,           September 30,
                            _______________________   ______________________
                                2006           2005      2006         2005
                            -----------  -----------  ----------   RESTATED
Loss from continuing
operations available to
common shareholders
(numerator)                 $(1,264,522) $(1,428,296)$(3,210,976)$(5,343,371)
                            -----------  -----------  ----------  ----------
Weighted average number
of common shares outstanding
during the period
(denominator)                33,749,258   30,561,459  30,860,690  30,023,726
                            -----------  -----------  ----------  ----------

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - LOSS PER COMMON SHARE (Continued)

At September 30, 2006, the Company had 1,923,109 warrants outstanding to purchase common stock of the Company at $1.36 to $3.41 per share, and a 5% convertible note payable wherein the holder could convert the note into a minimum of 494,998 shares of common stock, See Note 6], which were not included in the loss per share computation because their effect would be anti-dilutive.

At September 30, 2005, the Company had 2,279,019 warrants outstanding to purchase common stock of the Company at $1.36 to $2.27 per share, a 8% convertible note payable wherein the holder could convert the note into a minimum of 55,000 shares of common stock and a 5% convertible note payable wherein the holder could convert the note into 869,000 shares, [See Note 6], which were not included in the loss per share computation because their effect would be anti-dilutive.

The Company has various performance agreements that if achieved would result in the issuance of additional Common Stock. As of September 30, 2006, the Company is liable for the issuance of additional shares of Common Stock valued at $74,449 for Interim attaining Phase I Incentive. The number of shares will be determined at December 31, 2006 according to the Incentive agreement, see footnote 12, Commitment and Contingencies.

NOTE 11 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at September 30, 2006 operating loss carryforwards of approximately $21,670,000 which may be applied against future taxable income and which expires in various years through 2025.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.

Because of the uncertainty surrounding the realization of the loss carryforwards and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $7,400,000 as of September 30, 2006, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the nine months ended September 30, 2006 approximated $1,110,000.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS AND CONTINGENCIES

In September, 2006 the Company filed suit against a former employee for damages and for the former employee to cease and desist providing in connection with violation of a trade secret agreement. The former employee has counter sued for interference of prospective business expectancy. Management is unable to predict the outcome of these claims, but believes it will not have a material impact on the results of operations or financial position.

Contingent Consideration for the Acquisition of MedivoxRx   In connection with
the acquisition of MedivoxRx, Parent will issue an additional 110,000 restricted common shares to the former stockholders of MedivoxRx if Wizzard Merger Corp. achieves repeat sales of at least 250 units per month from at least 15 VA sites for three consecutive months with a specified gross margin. Parent will also issue an additional 55,000 restricted common shares to the former stockholders of MedivoxRx if Wizzard Merger Corp. pill bottle simultaneously loads the prescription while the label is being printed and is approved and accepted by any Veterans Administration Hospital. Parent will further issue an additional 687,500 restricted common shares to the former stockholders of MedivoxRx if Wizzard Merger Corp. meets revenue and profit projections for the second year of operations forward from the April 23, 2004 acquisition date. To date, no additional restricted common shares have been issued.

Agreements - In connection with the agreement with AT&T to sell to AT&T's OEM Natural Voices desktop product licenses the Company is required to make minimum purchase of $125,000 per each six month period beginning July 2004 through June 2007.

In connection with the agreement with IBM to sell IBM's OEM ViaVoice desktop products licenses the Company is required to make minimum purchases of $12,500 per quarter beginning July 2005 through June 2007.

Contingent Consideration for the Acquisition of Interim Health Care of
Wyoming, Inc.   As part of the Interim of Wyoming, Inc. acquisition, the
Company agreed to issue additional shares of common stock upon Interim achieving certain financial results. Phase I incentives would include the seller to receive an additional payment of two (2) times the Interim EBITDA for the year ended September 30, 2006, based upon the amounts that exceeds the Interim EBITDA for the year ended December 31, 2004. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock. As of September 30, 2006, the Company recorded a liability of $99,265 for Interim attaining the Phase I Incentive. Under the Phase I Incentive, seventy-five percent of the incentive is to be paid in stock. Had the stock been issued at September 30, 2006, at a closing market price of $1.68, the Company would have issued an additional 44,314 shares of restricted common stock.

Phase II incentives include the seller to receive an additional payment of two times the EBITDA for the year ended September 30, 2007, based upon the amount that exceeds the Interim EBITDA for the year ended September 30, 2006. Twenty-five percent of which will be paid in cash and seventy-five percent paid in stock.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SEGMENT REPORTING

The Company's operations are divided into two independent segments   software
and healthcare. The Company does not have any inter-segment revenues and the Company uses the same accounting principles used to prepare the consolidated financial statements for both operating segments.

At September 30, 2006, all of the Company's assets, except approximately $2,500 of inventory, are located within the United States of America.

Software - The Company attributes revenues from the development, sale, and service of custom and packaged computer software products at the time the product is shipped and collections are likely.

Healthcare - The Company attributes revenue from the development, sale, and service of talking prescription pill bottles and healthcare services at the time the services are rendered and collections are likely.

The following is a summary of the Company's operations by segment for the nine months ended September 30, 2006 and 2005:
                          2006                              2005
              ------------------------------ --------------------------------
               Software Healthcare   Total       Software Healthcare   Total
              -------- ---------- ---------- ---------- ---------- ----------
Net revenues  $612,652 $1,591,375 $2,204,027 $  703,898 $  180,900 $  884,798
Cost of sales  313,863    976,050  1,289,913    362,357    124,037    486,394
General and
Admin.       2,326,685    437,842  2,764,527  2,512,405    131,134  2,643,539
Selling        222,217    171,124    393,341    136,105    206,343    342,448
Research and
development     45,018       (343)    44,675     46,720      8,969     55,689
Compensation
for re-pricing
warrants       606,668          -    606,668          -          -          -
Impairment of
goodwill/
Intangibles          -          -          -  1,191,967          -  1,191,967
Other income    73,920     31,897    105,817          -      3,581      3,581
Interest exp.  414,588      7,099    421,687  1,505,546      1,647  1,507,193
Loss on disposal
of assets            9          -          9      4,520          -      4,520
Income tax
benefit (expense)    -          -          -          -          -          -
              -------- ---------- ---------- ---------- ---------- ----------
Net Income
(loss)     $(3,242,476)$ 31,500$(3,210,976)$(5,055,722)$(287,649)$(5,343,371)
            ----------- -------- ----------  ----------  --------  ----------

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SEGMENT REPORTING (Continued)

The following is a summary of the Company's operations by segment for the three months ended September 30, 2006 and 2005:

                          2006                              2005
               ------------------------------ --------------------------------
               Software Healthcare   Total       Software Healthcare   Total
               -------- ---------- ---------- ---------- ---------- ----------
Net revenues  $210,751 $  608,839 $  819,590 $  196,929 $  172,788 $  369,717
Cost of sales   94,706    369,969    464,675     97,610    110,064    207,674
General and
Admin.       1,251,284    166,485  1,417,769  1,347,982     50,278  1,398,260
Selling         98,980     69,303    168,283     59,868     61,784    121,652
Research and
development     21,867       (360)    21,507     10,000      4,360     14,360
Compensation
for re-pricing
warrants             -          -          -          -          -          -
Other income         1      2,303      2,304          -      3,581      3,581
Interest expense11,820      2,362     14,182     53,481      1,647     55,128
Loss on disposal
of assets            -          -          -      4,520          -      4,520
Income tax
benefit (expense)    -          -          -          -          -          -
              -------- ---------- ---------- ---------- ---------- ----------
Net Income
(loss)     $(1,267,905)$  3,383$(1,264,522)$(1,376,532)$ (51,764)$(1,428,296)
             --------- -------- ---------- ----------- ---------  ----------

NOTE 14 - SUBSEQUENT EVENT

On October 3, 2006, the Company signed a promissory note for $100,000 from Alpha Capital Anstalt.

On October 10, 2006, the Company issued 13,000 restricted common shares valued at $27,170 for consulting services.

On October 15, 2006, the Company recorded a special common stock dividend. For every ten (10) shares owned on the October 15, 2006, one (1) additional share of Wizzard's common stock was distributed on October 30, 2006.

On October 23, 2006, the Company issued 21,300 restricted common shares valued at $42,174 for consulting services.

On October 23, 2006, the Company issued 27,500 restricted common shares upon the exercise of options valued at $54,450 to employees and non-employees for services rendered.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENT (Continued)


On October 23, 2006, the Company and Webmayhem Inc. dba Liberated Syndication, executed a Letter of Intent, whereby the Company agreed to purchase all of the outstanding securities of Webmayhem and for Webmayhem to become a wholly-owned subsidiary of the Company.

On October 25, 2006, the Company closed a Subscription Agreement by which three institutional investors purchased promissory notes having a total principal amount of $1,750,000, convertible into shares of the Company's common stock at a price of $2.00 per share, and bearing an annual interest rate of five percent; Class A Warrants to purchase a total of 437,500 shares of common stock at a price of $2.50 per share, exercisable for three years; and Class B Warrants to purchase a total of 875,000 shares of common stock at a price of $2.00 per share, exercisable until 180 days after the effective date of the Registration Statement.

On November 6, 2006, the Company issued 236,359 common shares in payment of a $250,000 note payable and $21,813 of accrued interest.

On November 9, 2006, the company extended a simple note to Webmayhem having a total principal amount of $50,000.

On November 9, 2006, the Company issued 18,147 common shares in payment of a $20,000 note payable and $869 of accrued interest.

On October 13, the Company entered into a simple note with a related party, where by the Company borrowed $50,000 from the related party. On November 1, 2006, the note of $50,000 and interest of $1,000 was re-paid to the related party.

On November 3, the Company issued 25,000 common shares upon exercise of 25,000 warrants at $1.25 per share.

        WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENT (Continued)


On November 16, 2006, the Company issued 20,000 unregistered and restricted common shares to consultants valued at $44,800.

On November 16, 2006, the Company issued 20,000 unregistered and restricted common shares valued at $44,800 for Switchpod attaining a milestone.

On November 17, 2006, the Company issued 45,416 common shares in payment of a $50,000 note payable and $2,229 of accrued interest.

On December 5, 2006, the Company issued 50,071 common shares in payment of a $55,000 note payable and $2,582 of accrued interest.


On December 5, 2006, the Company issued 152,173 common shares in payment of a $175,000 note payable.

On December 6, 2006, the Company executed an Amendment to Transaction Documents Agreement that provided for the Subscribers to purchase additional convertible promissory notes having an aggregate principal amount of $625,000, and additional Class A Warrants and Class B Warrants, all on the same terms and conditions as the investment made on October 25, 2006.

On December 7, 2006, the Company issued 20,944 common shares in payment of a $23,000 note payable and $1,086 of accrued interest.

On December 8, 2006, the Company issued 20,036 common shares in payment of a $22,000 note payable and $1,042 of accrued interest.

On December 12, the Company issued 15,000 common shares upon exercise of 15,000 warrants at $1.25 per share.

On December 14, 2006, the Company extended the expiration date of the Class C Warrants 180 days to June 14, 2007.

December 15, 2006, the Company issued Lane Ventures Inc. 60,000 common shares valued at approximately $186,600, in exchange for Lane Ventures Inc. assisting with expanding new media efforts.

On December 19, 2006, the Company issued 72,907 common shares in payment of a $80,000 note payable and $3,843 of accrued interest.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------


     During the most recent fiscal year, and through the date of the Current Report, there were no disagreements between us and Gregory & Associates, LLC, whether resolved or not resolved, on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     With the exception of a "going concern" qualification, the reports of Gregory & Associates, LLC did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our most recent fiscal year, and through the date of the Current Report, Gregory & Associates, LLC has not advised us that any of the following exists or is applicable:

     (1) That the internal controls necessary for us to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That our company needs to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     During our most recent fiscal year, and through the date of the Current Report, we have not consulted Gregory & Associates, LLC, regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

     We may continue our search for auditors whose business location is more closely proximate to the principal executive offices and the location where our principal business operations are conducted in Pittsburgh, Pennsylvania.

                           AVAILABLE INFORMATION
                           ---------------------

     We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information. Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

     We have filed a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or copy these documents at the Public Reference Branch or on the Securities and Exchange Commission's web site.

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.
          ------------------------------------------

     Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to our officers and employees. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to us for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over us.

Item 25.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

     The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$   960.32
  Legal fees and expenses....................................$15,000.00
  Accounting fees............................................$ 3,500.00
  Printing and engraving expenses............................$ 1,000.00
  Transfer agent fees........................................$   500.00
  Miscellaneous..............................................$   500.00
       Total.................................................$21,460.32

  Item 26.  Recent Sales of Unregistered Securities.
            ----------------------------------------

     The following table provides information about all "unregistered" and "restricted" securities that Wizzard has sold during the calendar years ended December 31, 2003, 2004, 2005, and 2006, which were not registered under the 1933 Act:

                             Date      Number of   Aggregate
Name of Owner              Acquired     Shares   Consideration
-------------              --------    --------- -------------

Great North        2-7-03    247,500  Retirement of debt totaling $96,525
Distributors, Inc.

The Agentry, LLC  3-30-03      6,707  Purchase of assets valued at $6,092

Gordon Berry      3-31-03    181,500  Retirement of debt totaling $97,421
Patty Plagman     3-31-03    433,400  Retirement of debt totaling $150,532

Armen Geronian    3-31-03    129,555  Retirement of debt totaling $39,476

Rubin Investment  3-26-03    110,000  $50,000 warrant exercise
Group, Inc.

Rubin Investment  3-27-03    550,000  $250,000 warrant exercise
Group, Inc.

Steven Pastor     5-15-03      5,500  Services valued at $3,500
Arthur Douglas    5-15-03    550,000  Services valued at $330,000
& Associates

Four individuals  5-15-03     38,500  Services valued at $24,150
Arthur Douglas    9-30-03    550,000  Consulting services valued at $245,000
& Associates

John W. Edling,  12-12-03      18,700  Consideration for $50,000 previously
Sr.                                    loaned to Wizzard

Three investors   1-16-04     906,593  $600,000

Arthur Douglas    3-25-04     275,000  Services valued at $825,000
& Associates

Four consultants   5-3-04     202,583  Services valued at $585,651

Three note         5-3-04      91,400  Payment of notes payable
holders

Three investors   5-17-04     906,593  $600,000

Six consultants    7-9-04     161,700  Services valued at $396,900

Stockholders of   8-30-04      55,412  Acquisition of MedivoxRx
MedivoxRx                              Technologies, Inc.
Technologies, Inc.

Three            10-11-04     228,470  Services valued at$353,090
consultants

Hobson, Lorenze, 11-24-04      55,000  Services valued at $85,000
Bowersock &
Associates

Bruce Phifer      2-11-05       5,500  Services valued at $12,200

Arthur Douglas    2-15-05      66,000  Consulting services
& Associates                           valued at $141,000

Bruce Phifer      4-11-05      11,000  $ 19,000

Arthur Douglas    5-25-05     110,000  $185,000

Innsearch         5-25-05      13,200  $ 22,200

Patrick Grumbar   5-25-05       2,750  $  4,625

Bruce Phifer      12-1-05       7,700  Services rendered

11 employees      12-8-05       2,860  Services rendered

Alpha Capital AG  12-8-05     114,701  Conversion of $150,000
                                       principal and $6,411 interest
                                       on convertible note

29 employees of  12-20-05       9,680  Services rendered
Interim
Healthcare
of Wyoming, Inc.

     In addition to the Class A Warrants and the Class B Warrants that we have issued to the selling security holders and the underlying shares of which are registered on this Registration Statement, we have granted the following warrants during the past three calendar years:

     In January, 2004, and May, 2004, we issued to three institutional investors (including Alpha Capital Aktiengesellshaft and Genesis Mricrocap Inc.) warrants to purchase a total of 906,592 shares of our common stock at a price of $1.41 per share, exercisable for three years. In October, 2006, we agreed to reprice these warrants to $1.15 per share. As of November 22, 2006, a total of 167,572 of these warrants had been exercised. We also granted to Marc Lord a warrant to purchase 22,000 shares of our common stock at $0.23 per share, exercisable for three years. We have registered the shares issuable upon exercise of these warrants.

     On February 8, 2005, we closed a Subscription Agreement by which Alpha Capital Aktiengesellschaft; Genesis Microcap Inc. and Whalehaven Capital Fund Ltd. purchased:

     * promissory notes having a total principal amount of $1,400,000, convertible into shares of the Company's common stock at a price of $1.50 per share, and bearing an annual interest rate of five percent;

     * Class A Warrants to purchase a total of 513,333 shares of common stock at a price of $2.27 per share, exercisable for three years. In May, 2006, these warrants were repriced to $1.09 per share and exercised in full, and we granted to the holders warrants to purchase an additional 513,334 "unregistered" and "restricted" shares at a price of $2.27 per share, exercisable for three years; and

     * Class B Warrants to purchase a total of 1,026,667 shares of common stock at a price of $1.36 per share, exercisable until 150 days after the effective date of the registration statement described below. One-half of these warrants were subsequently re-priced to $1.05 per share and exercised in full, and the expiration date of the remaining
       513,334 warrants was extended to February 8, 2007.

     On March 31, 2005, we filed a registration statement to register the shares issuable upon conversion of the promissory notes and the shares issuable upon exercise of these Class A Warrants and the Class B Warrants. This registration statement became effective in August, 2005.

     The share figures contained in this Item 26 were adjusted for the one-for-ten share stock dividend that we issued to our stockholders in October, 2006.

Item 27.  Exhibits
          --------

     The following exhibits are filed as a part of this Registration
Statement:

Exhibit
Number      Description
------      ------------

 4.1  Subscription Agreement dated October 25, 2006

 4.2  Convertible Note issued to Alpha Capital Aktiengesellschaft

 4.3  Convertible Note issued to Whalehaven Capital Fund Ltd.

 4.4  Convertible Note issued to Genesis Microcap Inc.

 4.5  Class A Common Stock Purchase Warrant of Alpha Capital
      Anstalt

 4.6  Class A Common Stock Purchase Warrant of Whalehaven Capital Fund Ltd.

 4.7  Class A Common Stock Purchase Warrant of Genesis Microcap Inc.

 4.8  Class B Common Stock Purchase Warrant of Alpha Capital
      Anstalt

 4.9  Class B Common Stock Purchase Warrant of Whalehaven Capital Fund Ltd.

 4.10 Class B Common Stock Purchase Warrant of Genesis Microcap Inc.

 4.11 Amendment to Transaction Documents Agreement

 4.12 Convertible Note issued to Alpha Capital Anstalt (Second closing)

 4.13 Convertible Note issued to Whalehaven Capital Fund Ltd. (Second closing)

 4.14 Convertible Note issued to Genesis Microcap Inc. (Second closing)

 4.15 Class A Common Stock Purchase Warrant of Alpha Capital Anstalt (Second closing)

 4.16 Class A Common Stock Purchase Warrant of Whalehaven Capital Fund Ltd.(Second closing)

 4.17 Class A Common Stock Purchase Warrant of Genesis Microcap Inc. (Second closing)

 4.18 Class B Common Stock Purchase Warrant of Alpha Capital Anstalt (Second closing)

 4.19 Class B Common Stock Purchase Warrant of Whalehaven Capital Fund Ltd. (Second closing)

 4.20 Class B Common Stock Purchase Warrant of Genesis Microcap Inc. (Second closing)

 5    Opinion of Branden T. Burningham, Esq. regarding legality

23.1  Consent of Branden T. Burningham, Esq.

23.2  Consent of Gregory & Associates, LLC

Item 28.  Undertakings
          ------------

     Wizzard hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, executive officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on December 22, 2006.

                                             Wizzard Software Corporation

Date: 12/21/2006                             By:  /s/ Christopher J. Spencer
      ----------                                ---------------------------
                                                 CEO and President


     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: 12/21/2006                             /s/ Christopher J. Spencer
      ----------                            ---------------------------
                                             CEO, President, Treasurer
                                             and Director


Date: 12/21/2006                             /s/ Gordon Berry
      ----------                             -----------------
                                             Director and Interim
                                             Chief Financial Officer


Date: 12/21/2006                             /s/ Armen Geronian
      ----------                             -------------------
                                             Director and Assistant
                                             Secretary


Date: 12/21/2006                             /s/ Alan Costilo
      ----------                             -----------------
                                             Directorr
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